Exhibit 2.1

PLAN OF CONVERSION AND REORGANIZATION

of

FIRST CONNECTICUT BANCORP, INC.

and

FARMINGTON BANK

January 25, 2011

Amended and Restated as of March 22, 2011

i

1.            INTRODUCTION.

This Plan of Conversion and Reorganization (the “Plan”) provides for the conversion and reorganization of First Connecticut Bancorp, Inc., a Connecticut-chartered mutual holding company (the “Mutual Holding Company”), into the stock holding company form of organization (the “Conversion”). The Mutual Holding Company currently owns 100.0% of the common stock of Farmington Bank, a Connecticut-chartered capital stock bank (the “Bank”). This Plan provides for the formation of a new stock holding company (the “Holding Company”) to succeed to all of the rights and obligations of the Mutual Holding Company. In addition, the Holding Company will offer the Holding Company Common Stock in a series of Offerings upon the terms and subject to the conditions set forth in this Plan. Upon completion of the Conversion, the Holding Company will own 100.0% of the outstanding capital stock of the Bank. In furtherance of the Bank’s commitment to its community, this Plan also provides for the establishment and funding of a charitable foundation, Farmington Bank Community Foundation, Inc. (the “Foundation”). The Holding Company intends to contribute a number of shares of its authorized but unissued Common Stock equal to 4.0% of the shares of Common Stock issued in the Offerings to the Foundation.

The purpose of converting to the fully public stock form of ownership and conducting the Offerings at this time is to provide the Bank with additional capital to (i) support its organic strategic growth plans; (ii) maintain a strong capital position by exceeding regulatory guidelines; (iii) achieve enhanced profitability by growing its assets and otherwise positioning it to successfully compete in a competitive financial services marketplace; (iv) increase franchise and stockholder value; (v) expand products and services to meet the needs of its customers; (vi) allow it to continue to retain and attract talented and experienced employees through stock based compensation; and (vii) increase its philanthropic endeavors to the communities it serves through the formation and funding of the Foundation.

This Plan has been adopted by the Boards of Directors of the Mutual Holding Company and the Bank and shall be adopted by the Board of Directors of the Holding Company after it is formed.  The Plan must be approved by at least (i) a majority of the total voting power of the Corporators eligible to vote and (ii) a majority of Independent Corporators, who shall constitute not less than 60.0% of the total voting power of the Corporators. The Conversion also must be approved by the Commissioner and is subject to review and non-objection by the FDIC. In addition, the Bank must receive final approval from the FRB to allow Farmington Holdings, Inc., the mid-tier holding company to be formed in connection with the Conversion in accordance with this Plan, and the Holding Company to become bank holding companies and own 100.0% of the Bank’s capital stock.

The Conversion will have no impact on depositors, borrowers or customers of the Bank.  Upon consummation of the Conversion, the Bank will continue to be regulated by the Department of Banking, as its chartering authority, and by the FDIC.  In addition, the Bank will continue to be a member of the Federal Home Loan Bank System and all insured savings deposits will continue to be insured by the FDIC up the maximum limit provided by law.

2.             DEFINITIONS.

As used in this Plan, the terms set forth below have the following meanings:

ACTING IN CONCERT means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.  A Person that acts in concert with another Person shall also be deemed to be acting in concert with any Person that is also acting in concert with that other Person, except that any Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be acting in concert with its trustee or a Person that serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated.  The determination of whether a group is Acting in Concert shall be made by the Board of Directors of the Holding Company or Officers delegated by such Board of Directors in accordance with Connecticut law and may be based on any evidence upon which the Board of Directors or such delegate chooses to rely, including, without limitation, joint account relationships or the fact that such Persons share a common address (whether or not related by blood or marriage) or have filed Joint 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Mutual Holding Company, the Holding Company and the Bank shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

AFFILIATE means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

APPLICATION means the application, including a copy of the Plan, submitted to the Commissioner for approval of the Conversion.

ASSOCIATE, when used to indicate a relationship with any Person, means (i) a corporation or organization (other than the Mutual Holding Company, the Bank or the Holding Company, or a majority-owned subsidiary of the Mutual Holding Company, the Holding Company or the Bank) if the Person is an officer or partner or beneficially owns, directly or indirectly, 10.0% or more of any class of equity securities of the corporation or organization; (ii) a trust or other estate if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate, provided, however, that such term does not include any Tax-Qualified Employee Stock Benefit Plan of the Mutual Holding Company, the Holding Company or the Bank in which such Person has a substantial beneficial interest or serves as a trustee or a fiduciary; and (iii) any Person who is related by blood or marriage to such Person and who lives in the same home as such Person, or who is a Director or senior Officer of the Mutual Holding Company, the Holding Company, the Bank or any of their subsidiaries.

BANK means Farmington Bank, a stock bank organized under the laws of Connecticut.

BANK COMMON STOCK means the common stock of the Bank, par value $0.01 per share, which stock is not and will not be insured by the FDIC or other governmental authority, all of which is currently held by the Mutual Holding Company and subsequent to the Conversion, all of which will be held by the Holding Company.

BANK LIQUIDATION ACCOUNT means the Liquidation Account established in the Bank in connection with the Conversion.

CODE means the Internal Revenue Code of 1986, as amended.

COMMISSIONER means the Banking Commissioner of the State of Connecticut.

CONTROL (including the terms “controlling,” “controlled by” and “under common control with”) means the direct or indirect power to direct or exercise a controlling influence over the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

CONVERSION means the series of transactions provided for in this Plan. All such transactions shall occur substantially simultaneously.

CONVERSION STOCK means the Holding Company Common Stock to be issued and sold in the Offerings pursuant to the Plan.

CORPORATOR means a Person qualifying as a corporator of the Mutual Holding Company in accordance with the Mutual Holding Company’s certificate of incorporation and bylaws and the laws of the State of Connecticut.

CORPORATORS’ MEETING means a special meeting of the Corporators called for the purpose of submitting this Plan to the Corporators for their approval.

DEPARTMENT OF BANKING means the State of Connecticut Department of Banking.

DEPOSIT ACCOUNT means an account maintained at the Bank into which deposits may be made, but does not include a tax and loan account, note account, United State Treasury General Account, United States Treasury Time Deposit Open Account or an escrow account established pursuant to section 49-2a of the Connecticut General Statutes.

DEPOSITOR means any Person who is legally entitled to withdraw funds from a Deposit Account.

DIRECTOR refers to the directors of the Mutual Holding Company, Bank or the Holding Company, as indicated by the context.

ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights and establishing subaccount balances in the Liquidation Account.

ELIGIBILITY RECORD DATE means the date for determining Eligible Account Holders and is the close of business on December 31, 2009.

ESOP means the Farmington Bank Employee Stock Ownership Plan.

ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Conversion Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

FOUNDATION means the Farmington Bank Community Foundation, Inc.

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

FRB APPLICATION means the application to be submitted to the FRB seeking the FRB’s prior approval to allow the Mid-Tier Holding Company and the Holding Company to become bank holding companies and own 100% of the Bank’s capital stock.

HOLDING COMPANY means First Connecticut Bancorp, Inc., a stock corporation to be organized under the laws of the State of Maryland. Upon completion of the Conversion, the Holding Company shall hold all of the outstanding capital stock of the Bank.

HOLDING COMPANY COMMON STOCK means the common stock of the Holding Company, $0.01 par value per share, which stock is not and will not be insured by the FDIC or any other governmental authority.

INDEPENDENT APPRAISER means the independent investment banking or financial consulting firm retained by the Mutual Holding Company, the Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Conversion Stock.

INDEPENDENT CORPORATOR means a Corporator who is not an employee, officer, director, trustee or significant borrower of the Mutual Holding Company or the Bank.

LIQUIDATION ACCOUNT means the account established by the Holding Company that represents the potential interest of the Eligible Account Holders and Supplemental Eligible Account Holders in exchange for their interest in the Mutual Holding Company in connection with the Conversion, as described in Section 15.

LOCAL COMMUNITY means (i) all towns, cities and counties in which the Bank has offices, (ii) each such town’s, city’s or county’s metropolitan statistical area, and (iii) all zip code areas in the Bank’s Community Reinvestment Act assessment area.

MARKET MAKER means a securities dealer who (i) regularly publishes bona fide competitive bid and offer quotations for the Holding Company Common Stock in a recognized inter-dealer quotation system, (ii) furnishes bona fide competitive bid and offer quotations for the Holding Company Common Stock on request, or (iii) may effect transactions for the Holding Company Common Stock in reasonable quantities at quoted prices with other brokers or dealers.

MID-TIER HOLDING COMPANY means Farmington Holding, Inc., a stock holding company to be organized under the laws of the State of Connecticut.

MID-TIER HOLDING COMPANY MERGER means the merger of the Mid-Tier Holding Company with and into the Holding Company, with the Holding Company as the survivor, as described in the form of Plan of Merger attached hereto as Annex A-2.

MUTUAL HOLDING COMPANY means First Connecticut Bancorp, Inc., a mutual holding company organized under the laws of the State of Connecticut.

MUTUAL HOLDING COMPANY MERGER means the merger of the Mutual Holding Company with and into the Mid-Tier Holding Company, with the Mid-Tier Holding Company as the survivor, as described in the form of Plan of Merger attached hereto as Annex-A-1.

OFFERINGS means the offering of Conversion Stock to Persons in the Subscription Offering, the Community Offering, the Syndicated Community Offering and/or Public Offering.

OFFICER means the president, any vice-president (but not an assistant vice-president, second vice-president, or other vice president having authority similar to an assistant or second vice-president), the secretary, the treasurer, the comptroller, and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.  The term Officer also includes the chairman of the Board of Directors if the chairman is authorized by the charter or bylaws of the organization to participate in its operating management or if the chairman in fact participates in such management.

ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 10 hereof, to a Participant or other Person by which Conversion Stock may be ordered in the Offerings.

PARTICIPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan or Supplemental Eligible Account Holder.

PERSON means an individual, company, including any corporation, joint stock company, trust, association, partnership, limited partnership, unincorporated organization, limited liability company or similar organization, or any other legal entity, including a federal, state or municipal government or agency or any political subdivision thereof.

PLAN means this Plan of Conversion and Reorganization as adopted by the Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank and any amendment hereto as provided herein.

PRIMARY PARTIES means the Mutual Holding Company, the Bank and the Holding Company.

PROSPECTUS means the one or more documents to be used in offering the Conversion Stock in the Offerings.

PUBLIC OFFERING means the offering for sale by the Underwriters to the general public of any shares of Holding Company Common Stock not subscribed for in the Subscription Offering, the Community Offering or any Syndicated Community Offering.

PURCHASE PRICE means the price per share at which the Conversion Stock is sold by the Holding Company in the Offerings in accordance with the terms of the Plan.

QUALIFYING DEPOSIT means the aggregate balance of all Deposit Accounts of (i) an Eligible Account Holder at the close of business on the Eligibility Record Date, provided such aggregate balance is not less than $50.00, and (ii) a Supplemental Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.00.

SEC means the United States Securities and Exchange Commission.

SUBSCRIPTION OFFERING means the offering of the shares of Conversion Stock through nontransferable subscription rights for purchase by Participants, under Sections 5, 6 and 7 of the Plan.

SUBSCRIPTION RIGHTS mean nontransferable subscription rights distributed without payment to Participants pursuant to the terms of the Plan.

SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person (other than Directors and Officers of the Mutual Holding Company, the Holding Company or the Bank or their Associates), holding a Qualifying Deposit at the close of business on the Supplemental Eligibility Record Date.

SUPPLEMENTAL ELIGIBILITY RECORD DATE means the date for determining the Supplemental Eligible Account Holders, which date is the last day of the calendar quarter preceding the Commissioner’s approval of the Conversion and will only occur if the Commissioner has not approved the Conversion within 15 months of the Eligibility Record Date.

SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealers to the general public of shares of Conversion Stock not purchased in the Subscription Offering and the Community Offering.

TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN is any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit sharing or other plan and which, with its related trust, is “qualified” under section 401 of the Code as from time to time in effect.

UNDERWRITER means any Person who has purchased from the Holding Company with a view to, or offers to sell for the Holding Company in connection with, the distribution of any security, or participates or has a direct or indirect participation in the direct or indirect underwriting of any such undertaking, but such term shall not include a Person whose interest is limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or sellers’ commission.

3.	GENERAL PROCEDURE FOR CONVERSION.

(a)           It is anticipated that the Conversion will be effected in accordance with the steps set forth below, provided, however, that it may be effected in any other manner that is approved by the Commissioner and that is consistent with the purposes of the Plan and applicable laws and regulations.

(i)
The Holding Company shall be incorporated as a Maryland corporation and the Mid-Tier Holding Company shall be incorporated as a Connecticut corporation and wholly-owned subsidiary of the Mutual Holding Company.

(ii)	The Mutual Holding Company shall contribute to the Mid-Tier Holding Company 100% of the Bank Common Stock held by the Mutual Holding Company.

(iii)
The Mutual Holding Company shall merge with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the surviving entity pursuant to a Plan of Merger (the “Mutual Holding Company Merger”), whereby the shares of the Mid-Tier Holding Company Common Stock held by the Mutual Holding Company immediately prior to the Mutual Holding Company Merger will be extinguished and the Depositors will constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their interests in the Mutual Holding Company.

(iii)
Immediately thereafter, the Mid-Tier Holding Company shall merge with and into the Holding Company (the “Mid-Tier Holding Company Merger”), with the Holding Company as the surviving entity, pursuant to a Plan of Merger, whereby the Bank will become the wholly-owned subsidiary of the Holding Company and the liquidation interests constructively received by the Depositors in the Mutual Holding Company Merger will automatically, without further action on the part of such Depositors, be exchanged for an interest in the Liquidation Account.

(iv)
Immediately thereafter, the Holding Company will consummate the sale of the Conversion Stock in the Offerings. Shares of Conversion Stock will be offered in a Subscription Offering in descending order of priority to (i) Eligible Account Holders, (ii) Tax-Qualified Employee Stock Benefit Plans and (iii) Supplemental Eligible Account Holders, if any.  Any shares of Conversion Stock not subscribed for by the foregoing classes of Persons will be offered for sale to certain members of the public through a Community Offering, a Syndicated Community Offering or a Public Offering or through a combination of such Offerings.

(v)	Subject to the Commissioner’s approval, the Holding Company will contribute at least 50.0% of the net proceeds of the Offering to the Bank in a constructive exchange for the Bank Liquidation Account.

(b)           The Boards of Directors of the Mutual Holding Company and the Bank have adopted this Plan and shall seek the approval of the Corporators. The Bank shall provide all Corporators with notice of the Corporators’ Meeting and informational material regarding the Plan at least 10 days prior to the Corporators’ Meeting.  At the Corporators’ Meeting, the Plan must be approved by the affirmative vote of at least (i) a majority of the total voting power of the Corporators eligible to vote, which total voting power shall not be less than 25 Corporators, and (ii) a majority of Independent Corporators who shall constitute not less than 60.0% of the total voting power of the Corporators. Following the Corporators’ Meeting, the Mutual Holding Company shall file with the Commissioner a certificate of the Secretary of the Mutual Holding Company that the Corporators’ Meeting was held and that the Plan was duly approved by the Corporators in accordance with the voting requirements stated in this Plan. In addition, the Bank plans to notify Depositors, in accordance with applicable regulations, that the Boards of Directors of the Mutual Holding Company and the Bank adopted the Plan and that a copy of the Plan is available for inspection at the Bank’s main office and branches.

(c)           Following receipt of requisite approval of the Conversion by the Commissioner, the Holding Company will mail to Participants a Prospectus and Order Form for the purchase of Conversion Stock in the Offerings.

(d)           The Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank will take all necessary steps to complete the Conversion, including filing timely applications and other materials for approval with the Commissioner, the FDIC, the FRB and the SEC, as necessary.  The Mutual Holding Company must also receive a tax ruling from the Internal Revenue Service or an opinion from its counsel as to the tax consequences of the Conversion, providing in part that the Conversion will not result in a taxable reorganization of the Mutual Holding Company, the Holding Company or the Bank under the Code.  All notices regarding the filing of the applications will be published as required.

(e)           The Board of Directors of the Bank intends to take all necessary steps to form the Holding Company, including the filing of any necessary applications to the appropriate regulatory authorities that will govern the activities of the Holding Company. Upon consummation of the Conversion, the Bank will be a wholly-owned subsidiary of the Holding Company and the initial Directors of the Holding Company will be the Directors of the Bank and the Holding Company. The Holding Company will issue and sell the Conversion Stock in accordance with this Plan and make timely applications for any requisite regulatory approvals, including an application to register as a bank holding company, and the filing of a registration statement to register the sale of the shares of Conversion Stock with the SEC.

(f)           The Holding Company may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Offerings, including the payment of fees to brokers for assisting Persons in completing and/or submitting Order Forms. The Holding Company shall use its best efforts to ensure that all fees, expenses, retainers and similar items are reasonable.

4.           TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF CONVERSION STOCK.

(a)           An Independent Appraiser shall be employed by the Primary Parties to provide an independent valuation of the estimated pro forma market value of the Conversion Stock to be issued in the Conversion, as required by applicable regulations. The Boards of Directors of the Primary Parties shall thoroughly review and analyze the methodology and fairness of the independent appraisal. The valuation will be made by a written report to the Primary Parties, contain the factors upon which the valuation was made and conform to procedures adopted by the Commissioner and the FDIC. The valuation shall contain an Estimated Price Range reflecting the anticipated pro forma market value of the Conversion Stock to be issued in the Conversion. The maximum and minimum aggregate Purchase Price shall not be more than 15.0% above or 15.0% below, respectively, the midpoint of the Estimated Price Range.

(b)           The total number of shares (and the range thereof) of Conversion Stock that will be sold in connection with the Conversion will be determined by the Boards of Directors of the Mutual Holding Company, the Bank and the Holding Company immediately prior to the commencement of the Subscription Offering; provided, however, that the Boards of Directors may elect to increase or decrease the number of shares of Conversion Stock to be offered in the Offerings in the event of a demand for the Holding Company Common Stock or changes in market and financial conditions, with the approval of the Commissioner. If deemed appropriate, the Commissioner may condition his approval by requiring a resolicitation of subscribers. In particular, if the Estimated Price Range is increased to reflect changes in market and financial conditions after the close of the Subscription Offering and prior to the completion of the Offering, the total number of shares of Conversion Stock offered may be increased by up to 15.0%, so long as the aggregate Purchase Price is not more than 15.0% above the maximum of the Estimated Price Range.

(c)           All shares of Conversion Stock sold in the Offerings shall be sold at a uniform price per share, which when multiplied by the number of shares of Conversion Stock shall be equivalent to the pro forma market value of the Conversion Stock to be issued in the Conversion in accordance with the valuation furnished by the Independent Appraiser. At the close of the Subscription Offering, the Independent Appraiser shall present a valuation of the pro forma market value of the Conversion Stock to be issued in the Conversion. The aggregate Purchase Price of the Conversion Stock shall be adjusted to reflect any required changes in the Estimated Price Range. If, as a result of such adjustment, the Aggregate Purchase Price is more than 15.0% above the maximum of the Estimated Price Range, the Bank shall obtain an amendment to the Commissioner’s approval. If deemed appropriate, the Commissioner may condition his approval or non-objection by requiring a resolicitation of subscribers. The adjusted price per share for each share of Conversion Stock when multiplied by the number of shares of Conversion Stock shall be equivalent to the pro forma market value of the Conversion Stock to be issued in the Conversion in accordance with the valuation furnished by the Independent Appraiser.

5.	SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).

(a)           Each Eligible Account Holder shall receive, as first priority and without payment, non-transferable Subscription Rights to purchase up to the greater of (i) 30,000 shares of the Conversion Stock sold in the Offerings, (ii) one-tenth of 1.0% of the number of shares of Conversion Stock issued in the Offerings, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the number of the shares of Conversion Stock that will be issued in the Offerings by a fraction, the numerator of which is the total amount of the Qualifying Deposits of the Eligible Account Holder and the denominator of which is the total amount of the Qualifying Deposits of all Eligible Account Holders.

(b)           In the event of an oversubscription for shares of Conversion Stock by Eligible Account Holders pursuant to paragraph 5(a), the Conversion Stock available for purchase will be allocated among the subscribing Eligible Account Holders so as to permit each subscribing Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his/her total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by such Eligible Account Holder. Any shares of Conversion Stock remaining after such allocation will be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of each such Eligible Account Holder’s Qualifying Deposit bears to the total amount of the Qualifying Deposits of all Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated on the same principle (one or more times as necessary) among those Eligible Account Holders whose subscriptions are still not fully satisfied, until all available shares of Conversion Stock have been allocated or all subscriptions have been satisfied.

(c)           Subscription Rights held by Eligible Account Holders who are also Directors or Officers of the Primary Parties or such Directors’ or Officers’ Associates will be subordinated to the Subscription Rights of other Eligible Account Holders to the extent such Subscription Rights are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6.	SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND PRIORITY).

(a)           Tax-Qualified Employee Stock Benefit Plans shall receive without payment, as a second priority after the satisfaction of the subscriptions of Eligible Account Holders, non-transferable Subscription Rights to purchase up to 10.0% of the shares of Conversion Stock offered for sale in the Offerings, including any shares of Conversion Stock to be issued as a result of an increase in the Conversion Stock valuation range approved by the Commissioner. If, after the satisfaction of the subscriptions of Eligible Account Holders, a sufficient number of shares of Conversion Stock are not available to fill the subscriptions by such Tax-Qualified Employee Stock Benefit Plans, the subscriptions shall be filled to the maximum extent possible. If all of the shares of Conversion Stock offered in the Subscription Offering are purchased by Eligible Account Holders, then the Tax-Qualified Employee Stock Benefit Plans may, with the prior approval of the Commissioner and appropriate disclosures in the Offering Circular, purchase shares in the open market following consummation of the Conversion or may purchase authorized but unissued shares directly from the Holding Company. If authorized, the ESOP may purchase up to 8.0% of the Conversion Stock to be issued and any other Tax-Qualified Employee Benefit Plans may purchase in the aggregate up to 2.0% of the Conversion Stock to be issued. Notwithstanding any provision contained herein to the contrary, the Bank may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan; provided, however, that such contributions do not cause the Bank to fail to meet its regulatory capital requirements.

7.	SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD PRIORITY).

(a)           Each Supplemental Eligible Account Holder, if any, shall receive without payment, as a third priority after the satisfaction of the subscriptions of Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans, non-transferable Subscription Rights to purchase up to the greater of (i) 30,000 shares of the Conversion Stock sold in the Offerings, (ii) one-tenth of 1.0% of the number of shares of Conversion Stock issued in the Offerings, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the number of the shares of Conversion Stock that will be issued in the Offerings by a fraction, the numerator of which is the total amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator of which is the total amount of all of the Qualifying Deposits of all Supplemental Eligible Account Holders.

(b)           In the event of an oversubscription for shares of Conversion Stock by the Supplemental Eligible Account Holders pursuant to paragraph 7(a), the shares of Conversion Stock available for purchase will be allocated among the subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation of Conversion Stock equal to the lesser of 100 shares or the number of shares subscribed for by such Supplemental Eligible Account Holder. Any shares of Conversion Stock remaining after such allocation will be allocated among the subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of each Supplemental Eligible Account Holder’s Qualifying Deposit bears to the total amount of the Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unsatisfied. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated on the same principle (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied until all available shares of Conversion Stock have been allocated or all subscriptions have been satisfied.

(c)           If a Person is an Eligible Account Holder and a Supplemental Eligible Account Holder, the Eligible Account Holder’s allocation shall be included in determining the number of shares of Conversion Stock that may be allocated to such Person as a Supplemental Eligible Account Holder.

8.	COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

A.	Community Offering.

(i)           Conversion Stock which remains unsubscribed for after the exercise of Subscription Rights pursuant to Sections 5 through 7 hereof may be offered for sale to the general public through a Community Offering.  The Community Offering will be conducted in a manner that will promote a widespread distribution of the Conversion Stock.  The Community Offering may commence simultaneously with, during or after the Subscription Offering, as the Boards of Directors of the Holding Company and the Bank so determine, provided, however, that it must be completed not more than 45 days after the last day of the Subscription Offering, unless otherwise extended with the approval of the Commissioner. The Community Offering may involve the use of a broker, dealer, consultant or investment banking firm experienced in the sale of savings institution securities.

(ii)           In making the Community Offering, preference will be given first to natural persons residing in the Bank’s Local Community, then to natural persons residing elsewhere in the State of Connecticut, and then to the public at large. Persons shall have the right to purchase up to the maximum of 30,000 shares of the Conversion Stock sold in the Offerings, subject to the maximum purchase limitations specified in Section 9 hereof. If there are not sufficient shares available to satisfy all subscriptions in the Community Offering, shares shall be allocated on an equal number of shares basis per order until all available shares have been allocated. The Holding Company and the Bank may accept or reject subscriptions for shares of Conversion Stock in the Community Offering in whole or in part.

B.           Syndicated Community Offering.

If any Conversion Stock remains unsubscribed for after the close of the Subscription Offering and Community Offering, the Holding Company may use the services of a syndicate of registered broker-dealers to sell such unsubscribed shares of Conversion Stock on a best efforts basis.  The Syndicated Community Offering will be conducted in a manner that will promote the widespread distribution of the Conversion Stock. The syndicate of registered broker-dealers may be managed by one of the syndicate members who will act as agent of the Holding Company to assist the Holding Company in the sale of the Conversion Stock. Neither the syndicate manager nor any other syndicate member shall have any obligation to take or purchase any of the shares of Conversion Stock in the Syndicated Community Offering. The Syndicated Community Offering, if held, is expected to be held during or promptly after the Subscription Offering, as may be determined at any time by the Boards of Directors, provided that it must be completed not more than 45 days after the last day of the Subscription Offering, unless otherwise extended with the approval of the Commissioner. Persons shall have the right to purchase up to the maximum of 30,000 shares of the Conversion Stock sold in the Offerings, subject to the maximum purchase limitations specified in Section 9 hereof. If there are not sufficient shares available to satisfy all subscriptions in the Community Offering, shares shall be allocated on an equal number of shares basis per order until all available shares have been allocated. The Holding Company may accept or reject subscriptions for shares of Conversion Stock in the Syndicated Community Offering in whole or in part.

C.           Public Offering.

If for any reason a Syndicated Community Offering of unsubscribed shares of Conversion Stock cannot be effected or is not deemed to be advisable, and shares of Conversion Stock remaining unsold after the Subscription Offering, the Community Offering or any Syndicated Community Offering, these shares may be sold to Underwriters for resale to the general public in a Public Offering.  Any such Public Offering shall be conducted in accordance with applicable law and regulations. It is expected that the Public Offering would commence as soon as practicable after termination of the Subscription Offering, Community Offering and any Syndicated Community Offering.  The Public Offering, if held, must be completed not more than 45 days after the last day of the Subscription Offering, unless otherwise extended with the approval of the Commissioner. If there are not sufficient shares available to satisfy all subscriptions in the Community Offering, shares shall be allocated on an equal number of shares basis per order until all available shares have been allocated.

If for any reason a Public Offering of unsubscribed shares of Conversion Stock cannot be effected and any shares remain unsold after the Subscription Offering, Community Offering or any Syndicated Community Offering, the Boards of Directors of the Holding Company and Bank will seek to make other arrangements for the sale of the remaining shares of Conversion Stock. Such other arrangements will be subject to the approval of the Commissioner and to compliance with applicable securities laws.

D.           Timing of Offerings.

In addition to any other restrictions set forth in this Plan or required by applicable law, the Conversion shall be completed within twenty-four (24) months from the date this Plan is approved by the Board of Directors of the Mutual Holding Company, the Holding Company and the Bank.

9.	LIMITATIONS ON SUBSCRIPTIONS AND PURCHASES OF CONVERSION STOCK.

The following limitations shall apply to all purchases and issuances of Conversion Stock in the Offerings:

(a)           Other than the Tax-Qualified Employee Stock Benefit Plan, the limitations to which are set forth below, the maximum number of shares of Conversion Stock that may be subscribed for in the Offerings by any Person or Participant is 30,000 and the maximum number of shares that may be subscribed by any Person together with an Associate or group of Persons Acting in Concert in the Offerings is 60,000.

(b)           A minimum of 25 shares of Conversion Stock must be purchased by each Person in the Offerings to the extent such shares are available.

(c)           In addition to the other restrictions and limitations set forth herein, the maximum aggregate number of shares of Conversion Stock which may be subscribed for and purchased by Directors, Officers and their Associates, shall not exceed 25.0% of the total number of shares of Conversion Stock purchased and issued in the Offerings, including any shares of Conversion Stock which may be issued in the event of an increase in the maximum of the Estimated Purchase Price to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and prior to the completion of the Offering.

(d)           Notwithstanding the limitations set forth above and except in the case of Tax-Qualified Employee Stock Benefit Plans in the aggregate, the limitations to which are set forth below, the maximum aggregate amount of Conversion Stock which any Person, together with any Associate or Persons Acting in Concert, may, directly or indirectly, subscribe for or purchase in the Offerings, shall not exceed 60,000 shares of Conversion Stock.

(e)           The maximum number of shares of Conversion Stock which may be purchased in the Conversion by the ESOP shall not exceed 8.0% and all Tax Qualified Employee Stock Benefit Plans shall not exceed 10.0% of the total number of shares of Conversion Stock sold in the Offerings, in each instance, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect a demand for the shares or changes in market or financial conditions after commencement of the Subscription Offering and prior to completion of the Offerings.

(f)           Depending upon the demand for our share and market and financial conditions and subject to any required regulatory approvals, the Boards of Directors, without further approval of the Corporators, unless such further approval is required by the Commissioner, may increase or decrease the purchase limitations in this Plan to a percentage that does not exceed 5.0% of the total number of shares of Conversion Stock purchased and issued in the Offerings, except as otherwise provided below. If the maximum purchase limitation is increased, the Holding Company shall resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Holding Company, resolicit certain other large subscribers. Requests to purchase additional shares of the Conversion Stock in the event that the purchase limitations are so increased will be granted by the Board of Directors of the Holding Company in its sole discretion. In the event the maximum purchase limitation is increased to 5.0% upon request, the Commissioner may approve the purchase limitation to be further increased to a percentage that does not exceed 10.0% of the total number of shares of Conversion Stock purchased and issued in the Offerings; provided, however, that orders for Common Stock exceeding 5.0% of the shares of Common Stock issued in the Offering shall not exceed in the aggregate 10.0% of the total shares of Common Stock issued in the Offering.

(g)           The Holding Company and the Bank shall have the right to take such action as they may, in their discretion based on the relevant facts and circumstances, deem necessary or appropriate to monitor and enforce the limitations and restrictions set forth in this Plan and the Order Form, including the  right to reject, limit or revoke acceptance of any subscriptions or order, delay, terminate or refuse to consummate any sale of Conversion Stock which they believe may violate, or is designed to evade or circumvent such limitations and restrictions.  In the event the number of shares of Conversion Stock otherwise allocable to any Person or that Person’s Associates would be in excess of the maximum number of shares permitted hereunder, the number of shares of Conversion Stock allocated to such Person and such Person’s Associates shall be reduced to the lowest applicable limitation to that Person and so that the aggregate allocation to that Person and his or her Associates complies with the above limits.

(h)           For purposes of this Section 9, (i) Directors and Officers of the Mutual Holding Company, the Bank or the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Directors or Officers of the Mutual Holding Company, the Bank or the Holding Company; (ii) the Holding Company shall not aggregate the Conversion Shares attributed to a Person in a Tax-Qualified Employee Stock Benefit Plan with shares of Conversion Stock purchased directly by, or otherwise attributable, to such Person; and (iii) shares purchased by a Tax Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the bank qualified under Section 401(k) of the Code, shall be aggregated and included in that individual’s purchases and not attributed to the Tax Qualified Employee Stock Benefit Plan; and (iv) Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be Associates or Affiliates of, or Persons Acting in Concert with, any Director or Officer of the Holding Company or the Bank.

10.	TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

(a)           Promptly after the Commissioner and the SEC have declared effective the Prospectus and all other required regulatory approvals have been obtained, the Holding Company shall cause the Prospectus, together with the Order Forms, to be distributed to all Participants at their last known address appearing in the records of the Bank, for the purpose of enabling them to exercise their respective Subscription Rights. The Prospectus shall describe the Conversion and the Offerings and will contain all information necessary to enable the recipients of the Prospectus and Order Forms to make informed investment decisions regarding the purchase of Conversion Stock and as required by the Commissioner and applicable laws and regulations

(b)           The Order Forms will contain or will be accompanied by, among other things, the following:

(i)           An explanation of the rights and privileges granted under this Plan to each class of Persons granted Subscription Rights pursuant to Sections 5 to 7, inclusive, of this Plan with respect to the purchase of shares of Conversion Stock, including the maximum and minimum number of shares that may be purchased;

(ii)           A specified time period in which Order Forms must be received by the Bank for purposes of exercising the Subscription Rights, which must be at least 20 days and not more than 45 days after the distribution of the Prospectus and Order Forms, unless otherwise extended with the approval of the Commissioner;

(iii)           A statement that the aggregate Purchase Price at which the Conversion Stock will ultimately be purchased in the Offerings has not been determined as of the date of mailing of the Prospectus and Order Form, but that such price will be within the range of prices which will be stated in the Prospectus and Order Form;

(iv)           The amount which must be returned with the Order Form to subscribe for shares of Conversion Stock.  Such amount will be equal to the Purchase Price multiplied by the number of Conversion Shares subscribed for in accordance with the terms of this Plan;

(v)           Instructions concerning how to indicate on such Order Form the extent to which a Person elects to exercise Subscription Rights under this Plan, the name or names in which the shares of Conversion Stock subscribed for are to be registered, the address to which certificates representing such shares are to be sent and the alternative methods of payment for Conversion Stock which will be permitted;

(vi)           Specifically designated blank spaces for indicating the number of shares of Conversion Stock which each Person wishes to purchase and for dating and signing the Order Form;

(vii)           An acknowledgment that the recipient of the Order Form has received, prior to signing the Order Form, the Prospectus;

(viii)           A statement that the Subscription Rights provided for in this Plan are nontransferable, will be void after the specified time referred to in paragraph 10(b)(ii) above and may be exercised only by delivery of the Order Form, properly completed and executed, to the Bank, together with the full required payment (in the manner specified in Section 11 of this Plan) for the number of Shares subscribed for prior to such specified time;

(ix)           Provision for certification to be executed by the recipient of the Order Form to the effect that, as to any shares of Conversion Stock which the Person elects to purchase, such recipient is purchasing such shares for the Person’s account only and has no present agreement or understanding regarding any subsequent sale or transfer of such shares;

(x)           A statement to the effect that the executed Order Form, once received by the Bank, may not be modified or amended by the subscriber without the consent of the Bank; and

(xi)           An explanation of the manner of required payment and a statement that payment may be made by withdrawal from a certificate of deposit without penalty.

11.           PAYMENT FOR CONVERSION STOCK.

(a)           Full payment for all shares of Conversion Stock subscribed for must be received by the Primary Parties, together with properly completed and executed Order Forms therefor.

(b)           A Tax-Qualified Employee Stock Benefit Plan that subscribes for Conversion Stock may pay for such shares of Conversion Stock upon consummation of the Offerings, provided that there is in force from the time of the Tax-Qualified Employee Stock Benefit Plan’s subscription until the consummation of the transactions contemplated by this Plan, a loan commitment pursuant to which the Tax-Qualified Employee Stock Benefit Plan will be loaned funds for the payment of the shares for which it subscribed.

(c)           If it is determined that the aggregate Purchase Price should be greater than the amount stated in the Order Forms, upon compliance with such requirements as may be imposed by the Commissioner and any other regulatory authorities, each Person who subscribed for shares of Conversion Stock will be permitted to withdraw their subscription and have their payment for shares returned to them in whole or in part, with interest, or to make payment to the Primary Parties of the additional amount necessary to pay for the shares of Conversion Stock subscribed for by such Person at the Purchase Price in the manner and within the time prescribed by the Primary Parties.

(d)           If the aggregate Purchase Price is outside the range of prices established by the Independent Appraiser and as set forth in the Prospectus, the Bank will apply for an amendment to the Commissioner’s approval of this Plan and comply with such requirements as the Commissioner may then establish.

(e)           Payment for shares of Conversion Stock ordered for purchase by Eligible Account Holders, Supplemental Eligible Account Holders, if any, and Persons in the Community Offerings will be permitted to be made in any of the following manners:

(i)           By cash, check, bank draft or money order, provided that checks will only be accepted subject to collection.  Cash should not be mailed; or

(ii)           By appropriate authorization of withdrawal from the subscriber’s Deposit Account at the Bank.  The Order Forms will contain appropriate means by which authorization of such withdrawals may be made. For purposes of determining the withdrawable balance of such Deposit Accounts, such withdrawals will be deemed to have been made upon receipt of appropriate authorization therefore, but interest at the rates applicable to the Deposit Accounts from which the withdrawals have been deemed to have been made will be paid by the Bank on the amounts deemed to have been withdrawn until the date on which the Offering is consummated, at which date the authorized withdrawal will actually be made.  Such withdrawals may be made upon receipt of Order Forms authorizing such withdrawals, but interest will be paid by the Bank on the amounts withdrawn as if such amounts had remained in the accounts from which they were withdrawn until the date upon which the sales of Conversion Stock pursuant to exercise of Subscription Rights are actually consummated.  Interest will be paid by the Bank at not less than the rate per annum being paid by the Bank on its passbook accounts at the time the Subscription Offering commences on payments for Conversion Stock received in the Subscription Offering in cash or by check, bank draft, money order or negotiable order of withdrawal from the date payment is received until consummation or termination of the Offerings.  The Bank shall be entitled to invest all amounts paid for subscriptions in the Subscription Offering for its own account until completion or termination of the Offering.

(f)           Wire transfers as payment for shares of Conversion Stock ordered for purchase will not be permitted or accepted as proper payment.

(g)           Payments for the purchase of Conversion Stock in the Subscription Offering will be permitted through authorization of withdrawals from certificate accounts at the Bank without early withdrawal penalties.  If the remaining balances of the certificate accounts after such withdrawals are less than the minimum qualifying balances under applicable regulations, the certificates evidencing the accounts will be canceled upon consummation of the Offerings, and the remaining balances will thereafter earn interest at the rate provided for in the certificates in the event of cancellation.

(h)           The Bank shall not knowingly loan funds or otherwise extend credit to any Participant or other Person to purchase Conversion Stock.

(i)            Each share of Conversion Stock shall be non-assessable upon payment in full of the aggregate Purchase Price owing.

12.	EXPIRATION OF SUBSCRIPTION RIGHTS; UNDELIVERED, DEFECTIVE OR LATE ORDER FORMS; INSUFFICIENT PAYMENT.

(a)           All Subscription Rights provided for in this Plan will expire on a specified date described in the Prospectus and Order Form which shall be not less than 20 days nor more than 45 days following the date on which Order Forms are first mailed to the Participants, provided that the Primary Parties shall have the power to extend such expiration date upon receiving approval by the Commissioner.

(b)           The Subscription Rights of the Person to whom such Subscription Rights have been granted will lapse as though such Person failed to return the completed Order Form within the time period specified thereon in those cases in which the Primary Parties are unable to locate particular Persons granted Subscription Rights under this Plan, and cases in which Order Forms: (i) are returned as undeliverable by the United States Post Office; (ii) are not received back by the Primary Parties or are received by the Primary Parties after the expiration date specified thereon; (iii) are defectively filled out or executed; (iv) are not mailed pursuant to a “no mail” order placed in effect by the account holder or (v) are not accompanied by the full required payment for the shares of Conversion Stock subscribed for (including cases in which Deposit Accounts from which withdrawals are authorized are insufficient to cover the amount of the required payment).

(c)           The Primary Parties shall have the right, in their discretion based on the applicable facts and circumstances and without liability to any subscriber or other Person, to reject or reduce any subscription made through an Order Form, including, but not limited to, any Order Form (i) that is improperly completed or executed; (ii) that is not timely received; (iii) that is submitted by facsimile or is photocopied; (iv) that is not accompanied by the proper payment (or authorization of withdrawal for payment) or, in the case of institutional investors, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price prior to 48 hours before the completion of the Offerings; or (v) that is submitted by a Person whose representations are believed by the Primary Parties to be false or who the Primary Parties otherwise believe, either alone or Acting In Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of this Plan.  The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Conversion Stock by such date as they may specify.  The interpretation of the Primary Parties of the terms and conditions of the Order Forms shall be final, conclusive and binding on all Persons.

13.	PARTICIPANTS IN NONQUALIFIED JURISDICTIONS OR FOREIGN COUNTRIES.

The Primary Parties will make reasonable efforts to comply with the securities laws of all jurisdictions of the United States in which Participants entitled to subscribe for shares of Conversion Stock pursuant to this Plan reside; provided, however, that no such Participant will be offered any Subscription Rights or sold any Conversion Stock under this Plan who resides in a foreign country or who resides in a jurisdiction of the United States with respect to which all of the following apply: (a) there are few Participants eligible to subscribe for shares of Conversion Stock under the Plan who reside in such jurisdiction, (b) the granting of Subscription Rights or the offer or sale of Conversion Stock to such Participants would require the Primary Parties or their employees, under the laws of such jurisdiction, to register as a broker, dealer or agent or to register or otherwise qualify the Conversion Stock for sale in such jurisdiction, and (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise. No payments will be made in lieu of the granting of Subscription Rights to such Persons.

14.           VOTING RIGHTS OF SHAREHOLDERS.

Following the Conversion, voting rights with respect to the Bank will be held and exercised exclusively by the Holding Company, as the owner of all of the issued and outstanding capital stock of the Bank. Voting rights with respect to the Holding Company will be held and exercised exclusively by the holders of the Holding Company Common Stock.

15.           LIQUIDATION ACCOUNT.

(a)           Following the Conversion, the Liquidation Account will be maintained for the benefit of the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their Deposit Accounts at the Bank. The Liquidation Account will be maintained in an amount equal to the net worth of the Mutual Holding Company in the statement of financial condition included in the final Prospectus.  The function of the Liquidation Account is to establish a priority in the event of liquidation of (i) the Bank or (ii) the Bank and the Holding Company and, except as provided for in this Section 15, shall not affect the Bank’s or Holding Company’s net worth. The Holding Company shall cause the Bank to establish and maintain the Bank Liquidation Account for the Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain a Deposit Account at the Bank.

(b)           In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Holding Company (and only in such an event) within ten (10) years of the Conversion, following all liquidation payments to creditors of the Holding Company and the Bank (including Depositors), as applicable, each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive from the Liquidation Account a liquidation distribution in the amount of the then-current adjusted sub-account balances for Deposit Accounts then held by such Depositor. Such distribution shall be made before any liquidation distribution is to be made to any holders of capital stock of the Holding Company or the Bank. No merger, consolidation, purchase of bulk assets with assumption of deposit accounts and other liabilities, or similar transactions in which the Holding Company or the Bank is not the surviving institution, will be deemed to be a complete liquidation for this purpose, and, in any such transaction, the Liquidation Account shall be assumed by the surviving holding company or institution.

 (c)           In the unlikely event of a complete liquidation of (i) the Bank or (ii) the Bank and the Holding Company (and only in such event) within ten (10) years of the Conversion, following all liquidation payments to creditors of the Bank (including Depositors), as applicable, at a time when the Bank has a positive net worth and the Holding Company does not have sufficient assets (other than the stock of the Bank) at the time of the liquidation to fund the distribution due with respect to the Liquidation Account, the Bank, with respect to the Bank Liquidation Account shall immediately pay directly to Eligible Account Holders and Supplemental Eligible Account Holders an amount necessary to fund the Holding Company’s remaining obligations under the Liquidation Account, before any liquidation distribution may be made to any holders of the Bank’s capital stock and without making such amount subject to the Holding Company’s creditors.  Each Eligible Account Holder and Supplemental Eligible Account Holder shall be entitled to receive a distribution from the Bank Liquidation Account with respect to the Holding Company, in the amount of the then-current adjusted subaccount balance for Deposit Accounts then held by such Depositor.  Such distribution shall be made before any liquidation distribution is to be made to any holders of capital stock of the Holding Company.

(d)           In the event of a complete liquidation of the Holding Company where the Bank is not also completely liquidating, or in the event of a sale or other disposition of the Holding Company apart from the Bank, each Eligible Account Holder and Supplemental Eligible Account Holder shall be treated as surrendering such Person’s rights to the Liquidation Account and receiving from the Holding Company an equivalent interest in the Bank Liquidation Account. Each such holder’s interest in the Bank Liquidation Account shall be subject to the same terms, conditions and rights as if the Bank Liquidation Account were the Liquidation Account (except that the Holding Company shall cease to exist).

(e)           The initial balance of a sub-account in the Liquidation Account held by an Eligible Account Holder and/or Supplemental Eligible Account Holder shall be an amount determined by multiplying the amount in the Liquidation Account by a fraction, the numerator of which is the amount of Qualifying Deposits in such Qualifying Deposit Account on the Eligibility Record Date or the Supplemental Eligibility Record Date, as appropriate, and the denominator of which is the total amount of all Qualifying Deposits of all Eligible Account Holders or all Supplemental Account Holders, as appropriate, on the corresponding record date. For Qualifying Deposit Accounts in existence at both record dates, separate sub-accounts shall be determined on the basis of the Qualifying Deposits in such Qualifying Deposit Accounts on such record dates.

(f)           The initial balance of each sub-account in the Liquidation Account shall never be increased, but will be subject to downward adjustment as follows: If the balance in the Deposit Account to which a sub-account balance relates, at the close of business on any annual closing date of the Bank subsequent to the corresponding record date, is less than (i) the balance in such Deposit Account at the close of business on any other annual closing date subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, or (ii) the amount of the Qualifying Deposit as of the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, then the sub-account balance for such Deposit Account shall be adjusted by reducing such sub-account balance in an amount proportionate to the reduction in such Deposit Account balance. In the event of such downward adjustment, the sub-account balance shall not be subsequently increased, notwithstanding any increase in the balance of the related Deposit Account. If any Deposit Account is closed, its related sub-account balance shall be reduced to zero upon such closing.

 (g)           The creation and maintenance of the Liquidation Account and the Bank Liquidation Account shall not operate to restrict the use or application of any of the equity accounts of the Holding Company or the Bank, except that neither the Holding Company nor the Bank shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause its equity to be reduced below (i) the amount required for the Liquidation Account or Bank Liquidation Account, as applicable; or (ii) the regulatory capital requirements of the Holding Company or the Bank. Neither the Holding Company nor the Bank shall be required to set aside funds in connection with its obligations hereunder relating to the Liquidation Account and the Bank Liquidation Account, respectively. Eligible Account Holders and Supplemental Eligible Account Holders do not retain any voting rights in either the Holding Company or the Bank based on their liquidation subaccounts.

(h)           The amount of the Bank Liquidation Account shall equal at all times the amount of the Liquidation Account and the Bank Liquidation Account shall be reduced by the same amount and upon the same terms as any reduction in the Liquidation Account.  In no event will any Eligible Account Holder or Supplemental Eligible Account Holder be entitled to a distribution exceeding such holder’s subaccount balance in the Liquidation Account.

(i)           For the two-year period following the completion of the Conversion, the Holding Company will not, without prior approval required by its banking regulators, (i) sell or liquidate the Holding Company, or (ii) cause the Bank to be sold or liquidated.  Upon the written request of the Connecticut Department of Banking at any time after two years from the completion of the Conversion, the Holding Company shall eliminate or transfer the Liquidation Account to the Bank and the Liquidation Account shall be assumed by the Bank, at which time the interests of the Eligible Account Holders and Supplemental Eligible Account Holders will be solely and exclusively established in such liquidation account at the Bank.  In the event such transfer occurs, the Holding Company shall be deemed to have transferred the Liquidation Account to the Bank and such Liquidation Account shall become the Bank Liquidation Account and shall not be subject in any manner or amount to the claims of the Holding Company’s creditors. The Liquidation Account shall be maintained for ten (10) years after the completion of the Conversion.

16.           TRANSFER OF DEPOSIT ACCOUNTS.

The Conversion will have no affect on the Deposit Accounts at the Bank, except to the extent individual Depositors choose to have funds withdrawn in connection with a subscription of shares of Conversion Stock in the Offerings.

17.	REQUIREMENTS FOLLOWING THE CONVERSION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

Following the Conversion, the Holding Company shall: (i) promptly register its shares of Holding Company Common Stock under the Securities Exchange Act of 1934, as amended, and shall not deregister its shares for at least 3 years; (ii) encourage and assist a Market Maker to establish and to maintain a market for the shares of Holding Company Common Stock; (iii) use its best efforts to list the shares of Holding Company Common Stock on a national or regional securities exchange or on the National Association of Securities Dealers Automated Quotation system; and (iv) file all reports that the Commissioner or other regulatory authorities may require.

18.	RESTRICTION ON TRANSFER OF CONVERSION STOCK BY OFFICERS AND DIRECTORS.

(a)           Directors and Officers of the Mutual Holding Company, the Holding Company and the Bank who purchase shares of Conversion Stock in the Offering are restricted from selling such shares for a period of one year after the effective date of the Conversion, except in the event of the death of such Officer or Director, unless such sale is otherwise approved by the Commissioner.

(b)           With respect to all shares of Conversion Stock subject to restriction on subsequent disposition pursuant to Section 18(a) hereof, each of the following provisions shall apply: (i) each certificate representing such shares of Conversion Stock shall bear a legend prominently stamped on its face giving notice of such restriction; (ii) instructions will be given to the transfer agent for the Holding Company not to recognize or effect any transfer of any certificates representing such shares of Conversion Stock, or any change of record ownership thereof in violation of such restriction on transfer; and (iii) any shares of the Conversion Stock issued in respect of a stock dividend, stock split or otherwise in respect of ownership of outstanding shares of Conversion Stock subject to restrictions on transfer hereunder will be subject to the same restrictions as are applicable to the Conversion Stock in respect of which such shares are issued.

19.	RESTRICTION ON ACQUISITIONS OF CONVERSION STOCK.

(a)           For a period of 7 years following completion of the Conversion, no Person, acting singly or with an Associate or one or more Persons Acting In Concert, shall directly or indirectly, offer to acquire or acquire the beneficial ownership of more than 10.0% of any class of an equity security of the Holding Company without the prior written approval of the Commissioner. The provisions of this Section 19 shall not apply to (i) any offer to acquire with a view toward public resale made solely and exclusively to the Holding Company, or underwriters or a selling group acting on behalf of the Holding Company; (ii) any offer to acquire up to 1.0% of any class of shares of the Holding Company, provided the Commissioner does not object in writing; (iii) an offer to acquire or an acquisition by a corporation whose ownership is or will be substantially the same as the Holding Company’s ownership, provided the offer or acquisition is made more than 1 year after the Conversion; or (iv) the acquisition by one or more Tax-Qualified Employee Stock Benefit Plans, provided that the Plans do not beneficially own more than 25.0% of the shares of Conversion Stock in the aggregate.

(b)           Where any Person directly or indirectly, acquires beneficial ownership of more than 10.0% of any class of any equity security of the Holding Company within such 7 year period without the prior approval of the Commissioner, the Conversion Stock beneficially owned by such Person in excess of such 10.0% limit shall not be counted as shares entitled to vote and shall not be voted by any Person or counted as voting shares in connection with any matter submitted to the shareholders for a vote.

(c)           For a period of 3 years following completion of the Conversion, Directors and Officers of the Holding Company and the Bank and their Associates may only purchase shares of Conversion Stock from a registered broker-dealer under the applicable securities laws, except that such Officers, Directors and their Associates may (i) engage in a negotiated transaction involving more than 1.0% of issued and outstanding Conversion Stock and (ii) purchase Conversion Stock through any of the Holding Company’s Stock Benefit Plans.

20.	STOCK COMPENSATION PLANS.

(a)           The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion.

(b)           Subsequent to the Conversion, the Holding Company and the Bank are authorized to adopt stock option plans and management or employee stock plans, provided, however, that any such plan implemented during the 1 year following consummation of the Conversion: (i) is disclosed in the Prospectus; (ii) is subject to a separate majority vote by the shareholders of the Holding Company at least 6 months after consummation of the Conversion; (iii) in the case of a stock option plan, does not grant stock options in excess of 10.0% of the shares of Conversion Stock issued in the Conversion; (iv) in the case of management stock benefit plan, does not hold, in the aggregate, more than 3.0% of the shares of Conversion Stock issued in the Conversion, which may be increased to 4.0% with the approval of the Commissioner, subject to certain exceptions set forth in applicable regulations; (v) in the case of any tax-qualified employee stock benefit plan and management stock benefit plan, does not hold, in the aggregate, more than 10.0% of the shares of Conversion Stock issued in the Conversion which may be increased to 12.0% with the approval of the Commissioner; (vi) does not permit an individual to receive more than 25.0% of the shares under the plan; (vii) does not permit Directors of the Holding Company or the Bank who are not employees to receive more than 5.0% of the shares of any plan individually or 30.0% of the shares of any one or more benefit plan in the aggregate; (viii) complies with Connecticut statutes and regulations; (ix) does not grant stock options at less than the market price of such options at the time of grant; (x) is not funded by stock issued at the time of the Conversion; (xi) does not begin to vest earlier than one year after the shareholders of the Holding Company approve such plan or at a rate exceeding 20.0% per year; (xii) permits accelerated vesting only for disability or death or in the event of a change of control; and (xiii) provides that Officers or Directors shall exercise or forfeit their options if the Bank becomes critically undercapitalized under applicable federal law, is subject to an enforcement action by the Commissioner or receives a capital directive from the Commissioner.

21.           DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

(a)           The Holding Company may not repurchase shares of Conversion Stock for a period of 1 year after the Conversion, provided that the Holding Company may seek approval from the Commissioner to make (i) repurchases in the open market of up to 5.0% of the Holding Company’s outstanding stock in extraordinary circumstances; (ii) repurchases of qualifying shares of a director or pursuant to an offer made to all shareholders; (iii) repurchases to fund management recognition plans that have been ratified by the shareholders in accordance with the Holding Company’s Articles of Incorporation or Bylaws; and (iv) repurchases to fund Tax-Qualified Employee Stock Benefit Plans.  Such request for approval shall provide the purpose of the repurchases, an explanation of any extraordinary circumstances necessitating the repurchases and any additional information required by the Commissioner. The Holding Company shall aggregate purchases of shares by the Foundation with its repurchases.

(b)           The Holding Company may declare or pay a dividend on the Holding Company Common Stock after the completion of the Conversion (i) if the Holding Company does not return any capital, other than ordinary dividends, to purchasers during the term of the business plan submitted with the Conversion; (ii) the dividend will not reduce the Holding Company’s or the Bank’s regulatory capital below the amount required for the Liquidation Account pursuant to Connecticut regulations; and (iii) it complies with applicable law.

22.           EFFECTIVE DATE.

The effective date of the Conversion shall be the date upon which the last of the following actions occurs: (i) the filing of the Plan of Merger or a Certificate of Merger with the Connecticut Secretary of State with respect to the Mutual Holding Company Merger and the filing of the Plan of Merger or Certificate of Merger with the Maryland Secretary of State with respect to the Mid-Tier Holding Company Merger; and (ii) the closing of the issuance of the shares of Conversion Stock in the Offering. The filing of the Plans of Merger or a Certificate of Merger relating to the Mutual Holding Company Merger and the Mid-Tier Holding Company Merger or the closings of the issuance of shares of Conversion Stock in the Offering shall not occur until all requisite regulatory and Corporator approvals have been obtained, all applicable waiting periods have expired and sufficient subscriptions and orders for the Conversion Stock have been received.  It is intended that the closing of the Mutual Holding Company Merger, the Mid-Tier Holding Company Merger and the sales of shares of Conversion Stock in the Offering shall occur consecutively and substantially simultaneously.

23.           ARTICLES OF INCORPORATION AND BYLAWS.

As part of the Conversion, the Articles of Incorporation and Bylaws will be adopted to reflect the Conversion of the Mutual Holding Company from mutual to stock form.  Copies of the proposed Articles of Incorporation and Bylaws are attached hereto as Exhibit A-1 and Exhibit A-2, respectively, and made part of the Plan.  By approving the Plan, the Corporators of the Mutual Holding Company will be approving the Articles of Incorporation and Bylaws of the Holding Company. Prior to completion of the Conversion, the proposed Articles of Incorporation and Bylaws of the Holding Company may be amended in accordance with the provisions and limitations for amending the Plan under Section 25 herein. The effective date of the adoption of the Articles of Incorporation and Bylaws of the Holding Company shall be the date of filing of the Articles of Incorporation with the Secretary of State of Maryland.

24.           ESTABLISHMENT AND FUNDING OF CHARITABLE FOUNDATION.

As part of the Conversion, the Mutual Holding Company, the Holding Company and the Bank intend to establish a charitable foundation that will qualify as an exempt organization under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, and to donate to the Foundation from authorized but unissued shares of Common Stock, 4.0% of the shares of Common Stock issued in the Offerings.  The establishment and funding of the Foundation is intended to complement the Bank’s existing community reinvestment activities in a manner that will allow the local community to share in the Bank’s long-term growth and profitability.

The Foundation will be dedicated to the promotion of charitable purposes and causes in the communities served by Farmington Bank.  The Foundation will annually distribute total grants to assist charitable organizations or to fund projects within its local community of not less than 5.0% of the average fair value of Foundation assets each year, less certain expenses. To serve the purposes for which it was founded and maintain its Section 501(c)(3) qualification, the Foundation may sell, on an annual basis, a limited portion of the Common Stock contributed to it by the Holding Company.

The Board of Directors of the Foundation initially will be comprised of individuals who are Officers and Corporators of the Mutual Holding Company, the Holding Company or the Bank and at least one member of the local community.  The Board of Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations, consistent with the stated purposes of the Foundation. The donations of Holding Company Common Stock to the Foundation will include a condition that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5.0% of the average market value of the assets held by the Foundation, except where the Foundation’s Directors determine that the failure to sell a greater amount would result in a long-term reduction of the value of its assets and/or would otherwise jeopardize its capacity to carry out its charitable purposes.

25.           AMENDMENT OR TERMINATION OF THE PLAN.

This Plan may be substantively amended by the Boards of Directors of the Mutual Holding Company, the Holding Company and the Bank in their sole discretion at any time with the concurrence of the Commissioner and, if necessary, the FRB and FDIC, or as a result of comments from regulatory authorities.  This Plan may be terminated by the Boards of Directors of the Mutual Holding Company, the Holding Company and Bank at any time.

26.           INTERPRETATION OF THE PLAN.

All interpretations of this Plan and application of its provisions to particular circumstances by a majority of the Board of Directors of the Mutual Holding Company, the Holding Company and the Bank shall be final, subject to the authority of the Commissioner and other regulatory authorities.

Annex A-1

AGREEMENT AND
PLAN OF MERGER

This Agreement and Plan of Merger, dated as of                     , 2011, is made by and between First Connecticut Bancorp, Inc., a Connecticut-chartered mutual holding company (the “MHC”) and Farmington Holdings, Inc., a Connecticut-chartered bank holding company (the “Mid-Tier Holding Company”). Capitalized terms have the respective meanings given to them in the Plan of Conversion and Reorganization (the “Plan”) of the MHC, unless otherwise defined herein.

R E C I T A L S:

1.           The MHC is a Connecticut-chartered mutual holding company that owns approximately 100% of the common stock of the Mid-Tier Holding Company.

2.            The Mid-Tier Holding Company is a Connecticut corporation that owns 100% of the common stock of the Farmington Bank (the “Bank”).

3.           At least 75% of the members of the boards of directors of the MHC and the Mid-Tier Holding Company and a majority of the corporators of the MHC have approved this MHC Merger Agreement whereby the MHC shall merge with and into the Mid-Tier Holding Company, with the Mid-Tier Holding Company as the surviving corporation, and have authorized the execution and delivery thereof.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

1.           Merger.  At and on __________ (the “Effective Date”) the MHC will merge, in accordance with the provisions of the banking laws of the State of Connecticut, with and into the Mid-Tier Holding Company (the “MHC Merger”), with the Mid-Tier Holding Company as the surviving entity (the “Surviving Corporation”), whereby the shares of Mid-Tier Holding Company common stock held by the MHC will be canceled and depositors of the Bank will constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their depositor interests in the MHC.

2.           Effective Date.  The MHC Merger shall not be effective until and unless the Plan is approved or not objected to, as applicable, by the Connecticut Department of Banking and the Federal Reserve Board, as applicable, after approval by at least (i) a majority of votes eligible to be cast by the Corporators of the MHC and (ii) a majority of the Corporators of the MHC who are not employees, officers, directors, trustees or significant borrowers from the MHC, the Mid-Tier Holding Company or the Bank.

3.	Name. The name of the Surviving Corporation shall be Farmington Holdings, Inc.

4.           Directors and Officers.  The directors and officers of the Mid-Tier Holding Company immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation after the Effective Date.

5.           Certificate of Incorporation and Bylaws.  The Certificate of Incorporation and Bylaws of the Mid-Tier Holding Company will continue as the certificate of incorporation and bylaws of the Surviving Corporation.

6.           Rights and Duties of the Surviving Corporation.  At the Effective Date, the MHC shall be merged with and into the Mid-Tier Holding Company with the Mid-Tier Holding Company as the Surviving Corporation.  All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company and the MHC shall be transferred automatically to and vested in the Surviving Corporation by virtue of the MHC Merger without any deed or other document of transfer.  The Surviving Corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mid-Tier Holding Company and the MHC.  The Surviving Corporation shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Mid-Tier Holding Company and the MHC immediately prior to the MHC Merger, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company and the MHC, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company or the MHC.

7.           Rights of Depositors.  At the Effective Date, the shares of Mid-Tier Holding Company common stock held by the MHC will be canceled and depositors of the Bank will constructively receive liquidation interests in the Mid-Tier Holding Company in exchange for their interests in the Mutual Holding Company.

8.           The Plan.   The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this MHC Merger Agreement and the Conversion.

IN WITNESS WHEREOF, the Mid-Tier and the MHC have caused this MHC Merger Agreement to be executed as of the date first above written.

Farmington Holdings, Inc.

By:

First Connecticut Bancorp, Inc.
(Connecticut mutual holding company)

By:

Annex A-2

AGREEMENT AND
PLAN OF MERGER

This Agreement and Plan of Merger, dated as of                     , 2011, is made by and between Farmington Holdings, Inc. a Connecticut-chartered corporation (the “Mid-Tier Holding Company”) and First Connecticut Bancorp, Inc, a Maryland-chartered corporation (the “Holding Company”).  Capitalized terms have the respective meanings given to them in the Plan of Conversion and Reorganization (the “Plan”) of First Connecticut Bancorp, Inc., a Connecticut mutual holding company (the “MHC”) unless otherwise defined herein.

R E C I T A L S:

1.           The Mid-Tier Holding Company was incorporated on ______, __, 2011 in the State of Connecticut pursuant to the general corporation law of the State of Connecticut. The Mid-Tier Holding Company owns 100% of the common stock of Farmington Bank (the “Bank”).

2.           The Holding Company was incorporated on January 27, 2011 in the State of Maryland.

3.           The Mid-Tier Holding Company and the Holding Company hereby agree to merge, with the Holding Company as the surviving Corporation.

4.           At least 75% of the members of the boards of directors of the Holding Company and the Mid-Tier Holding Company have approved this Agreement and Plan of Merger whereby the Mid-Tier Holding Company shall merge with and into the Holding Company, with the Holding Company as the surviving corporation, and have authorized the execution and delivery thereof.

5.           Immediately prior to the Mid-Tier Merger, the MHC and the sole stockholder of the Mid-Tier Holding Company, merged with and into the Mid-Tier Holding company with the Mid-Tier Holding Company as the surviving corporation (the “MHC Merger”), whereby the shares of Mid-Tier Holding Company held by the MHC were cancelled and the Depositors of the Bank constructively received liquidation interests in the Mid-Tier Holding Company in exchange for their interests in the MHC.

6.           As a result of the Mid-Tier Merger, the Bank will become a wholly-owned subsidiary of the Holding Company.

NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto have agreed as follows:

1.           Merger.  At and on ______________ the (the “Effective Date”) of the Mid-Tier Merger, the Mid-Tier Holding Company will merge with and into the Holding Company (the “Mid-Tier Merger”), with the Holding Company as the surviving entity (the “Surviving Corporation”), whereby the Bank will become the wholly-owned subsidiary of the Holding Company.  As part of the Mid-Tier Merger, the depositors of the Bank who constructively received liquidation interests in the Mid-Tier Holding Company as part of the MHC Merger will exchange the liquidation interests in the Mid-Tier Holding Company they constructively received for interests in the Liquidation Account, as defined in the Plan.

2.           Effective Date.  The Mid-Tier Merger shall not be effective until and unless the Plan is approved or not objected to, as applicable, by the Connecticut Department of Banking and the Federal Reserve Board, and after approval is received by at least (i) a majority of votes eligible to be cast by the Corporators of the MHC; and (ii) a majority of the Corporators of the MHC who are not employees, officers, directors, trustees or significant borrowers from the MHC, the Mid-Tier Holding Company or the Bank.

3.           Name.  The name of the Surviving Corporation shall be First Connecticut Bancorp, Inc.

4.           Directors and Officers.  The directors and officers of the Mid-Tier Holding Company immediately prior to the Effective Date shall be the directors and officers of the Surviving Corporation after the Effective Date.

5.           Articles of Incorporation and Bylaws.  The Articles of Incorporation and Bylaws of the Holding Company will continue as the articles of incorporation and bylaws of the Surviving Corporation.

6.           Authorized Capital Stock of Mid-Tier Holding Company.  The Mid-Tier Holding Company has a total of __ shares of capital stock authorized, consisting of __ shares of common stock, no par value, and __ shares of preferred stock, no par value.

7.           Authorized Capital Stock of Holding Company.  The Holding Company has a total of thirty-two million shares of capital stock authorized, consisting of thirty million shares of common stock, par value $0.01, and two million shares of preferred stock, par value $0.01. The aggregate par value of all the authorized shares of capital stock is three hundred and twenty thousand dollars ($320,000).

8.           Rights and Duties of the Surviving Corporation.  At the Effective Date, the Mid-Tier Holding Company shall be merged with and into the Holding Company with the Holding Company as the Surviving Corporation.  All assets, rights, interests, privileges, powers, franchises and property (real, personal and mixed) of the Mid-Tier Holding Company and the Holding Company shall be transferred automatically to and vested in the Surviving Corporation by virtue of the Mid-Tier Merger without any deed or other document of transfer.  The Surviving Corporation, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interests as the agent or other fiduciary in the same manner and to the same extent as such rights, franchises, and interests and powers were held or enjoyed by the Mid-Tier Holding Company and the Holding Company.  The Surviving Corporation shall be responsible for all of the liabilities, restrictions and duties of every kind and description of the Holding Company and the Mid-Tier Holding Company immediately prior to the Mid-Tier Merger, including liabilities for all debts, obligations and contracts of the Mid-Tier Holding Company and the Holding Company, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books of accounts or records of the Mid-Tier Holding Company or the Holding Company.  The stockholders of the Holding Company shall possess all voting rights with respect to the shares of stock of the Surviving Corporation.  All rights of creditors and other obligees and all liens on property of the Mid-Tier Holding Company and the Holding Company shall be preserved and shall not be released or impaired.

9.           Rights of Depositors.  At the Effective Date, the Depositors of the Bank who constructively received liquidation interests in the Mid-Tier Holding Company as part of the MHC Merger will exchange the liquidation interests in the Mid-Tier Holding Company they constructively received for interests in the Liquidation Account.

10.           The Plan.   The Plan is incorporated herein by this reference and made a part hereof to the extent necessary or appropriate to effect and consummate the terms of this Agreement and Plan of Merger and the Conversion.

 IN WITNESS WHEREOF, the Mid-Tier Holding Company and the Holding Company have caused this Agreement and Plan of Merger to be executed as of the date first above written.

Farmington Holdings, Inc.
(Connecticut corporation)

By:

First Connecticut Bancorp, Inc.
(Maryland corporation)

By:

Exhibit A-1

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
FIRST CONNECTICUT BANCORP, INC.

The undersigned, John J. Patrick, Jr., an individual over the age of 18, whose address is One Farm Glen Road, Farmington, Connecticut 06032, acting as sole incorporator, does hereby form a corporation under the general laws of the State of Maryland, having the following Articles of Incorporation:

ARTICLE 1.    Name.   The name of the corporation is First Connecticut Bancorp, Inc. (herein the “Corporation”).

ARTICLE 2.    Principal Office.   The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201.

ARTICLE 3.    Purpose.

A.  To pursue any or all of the lawful objectives of a bank holding company and to exercise all of the express, implied and incidental powers conferred by such laws and by all amendments or supplements to such laws, subject to all lawful and applicable rules, regulations and orders of the Banking Commissioner of the State of Connecticut (the “Commissioner”), the Federal Reserve Board, or any other state or federal agency having the authority to supervise or regulate the Corporation and the conduct of its business.

B.  Subject to the foregoing paragraph A hereof, to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE 4.    Resident Agent.   The name and address of the registered agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, Maryland 21201. Said resident agent is a Maryland corporation.

ARTICLE 5.    Capital Stock

A.   Authorized Stock.   The total number of shares of capital stock of all classes which the Corporation has authority to issue is thirty-two million (32,000,000) shares, consisting of:

                                1.   Two million (2,000,000) shares of preferred stock, par value one cent ($.01) per share (the “Preferred Stock”); and

                                2.   Thirty million (30,000,000) shares of common stock, par value one cent ($.01) per share (the “Common Stock”).

The aggregate par value of all the authorized shares of capital stock is three hundred and twenty thousand dollars ($320,000).  Except to the extent required by governing law, rule or regulation, the shares of capital stock may be issued from time to time by the Board of Directors without further approval of the stockholders of the Corporation.  The Corporation shall have the authority to purchase its capital stock out of funds lawfully available therefor, which funds shall include, without limitation, the Corporation’s unreserved and unrestricted capital surplus, subject to applicable law and regulations.  The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles of Incorporation to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.  For the purposes of these Articles, the term “Whole Board” shall mean the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors at the time any such resolution is presented to the Board of Directors for adoption.

B.   Common Stock.   Except as provided under the terms of any series of Preferred Stock and as limited by Section D of this Article 5, the exclusive voting power shall be vested in the Common Stock, the holders thereof being entitled to one vote for each share of such Common Stock standing in the holder’s name on the books of the Corporation. Subject to any rights and preferences of any series of Preferred Stock, holders of Common Stock shall be entitled to such dividends as may be declared by the Board of Directors out of funds lawfully available therefor. Upon any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Common Stock shall be entitled to receive pro rata the remaining assets of the Corporation after payment or provision for payment of all debts and liabilities of the Corporation, distribution of the Liquidation Account established for certain depositors of Farmington Bank pursuant to the Plan of Conversion and Reorganization dated January 25, 2011, as amended and restated on February 14, 2011 (the “Plan of Conversion”), and payment or provision for payment of any amounts owed to the holders of any series of Preferred Stock having preference over the Common Stock on distributions on liquidation, dissolution or winding up of the Corporation.

           C.   Preferred Stock.   The Board of Directors is hereby expressly authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of the Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required by law or pursuant to the terms of such Preferred Stock.

           D.   Restrictions on Voting Rights of the Corporation’s Equity Securities.

1.  Notwithstanding any other provision of these Articles of Incorporation, for a period of seven (7) years after the Corporation becomes the beneficial owner of 100% of Farmington Bank’s common stock, without the Commissioner’s prior written approval, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of the Corporation’s capital stock.  If a person violates this prohibition, the Corporation shall not permit the person to vote shares in excess of 10% and shall not count the shares in excess of 10% in any shareholder vote. The foregoing restriction shall not apply to (i) any offer with a view toward public resale made solely and exclusively to the Corporation, the underwriters or a selling group acting on the Corporation’s behalf; or (ii) any of the Corporation’s tax-qualified employee stock benefit plans, provided that the plan or plans do not beneficially own more than twenty-five percent of any class of the shares in the aggregate.

For the purposes of this section:

(i)
a person shall be deemed to acquire beneficial ownership of more than 10% of a class of the Corporation’s stock if such person holds any combination of stock or revocable or irrevocable proxies under circumstances that give rise to a conclusive control determination under 12 CFR 574.4(a) or a rebuttable control determination under 12 CFR 574.4(b). It will be presumed that a person has acquired shares if such person entered into a binding written agreement for the transfer of shares;

(ii)	an offer is made when it is communicated. An offer does not include non-binding expressions of understanding or letters of intent regarding the terms of a potential acquisition; and

(iii)	a “person” shall mean any individual, firm, corporation or other entity.

3.  The Board of Directors shall have the power to construe and apply the provisions of this Section D and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of voting stock beneficially owned by any person, (ii) the application of any other definition or operative provision of this Section D to the given facts, or (iii) any other matter relating to the applicability or effect of this Section.

4.  The Board of Directors shall have the right to demand that any person who is reasonably believed to beneficially own a class of capital stock in excess of the Limit (or holds of record voting stock beneficially owned by any person in excess of the Limit) (a “Holder in Excess”) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such Holder in Excess, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be requested of such Holder in Excess. The Board of Directors shall further have the right to receive from any Holder in Excess reimbursement for all expenses incurred by the Board in connection with its investigation of any matters relating to the applicability or effect of this section on such Holder in Excess, to the extent such investigation is deemed appropriate by the Board of Directors as a result of the Holder in Excess refusing to supply the Corporation with the information described in the previous sentence.

5.  Any constructions, applications, or determinations made by the Board of Directors pursuant to this Section D in good faith and on the basis of such information and assistance as was then reasonably available for such purpose, shall be conclusive and binding upon the Corporation and its stockholders.

6.  In the event any provision (or portion thereof) of this Section D shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section D shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the Corporation and its stockholders that each such remaining provision (or portion thereof) of this Section D remain, to the fullest extent permitted by law, applicable and enforceable as to all stockholders, including stockholders owning an amount of stock over the Limit, notwithstanding any such finding.

E.           Majority Vote. Except for any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in these Articles of Incorporation and the Bylaws.

F.           Quorum.  Except as otherwise provided by law or expressly provided in this Section D, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to a majority of the votes (after giving effect, if required, to the provisions of this Section D) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders, and every reference in the Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for stockholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

ARTICLE 6.    Preemptive Rights and Appraisal Rights.

A.   Preemptive Rights.  No holder of the capital stock of the Corporation or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued capital stock of any class or series, or any unissued bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for capital stock of any class or series, or carrying any right to purchase stock of any class or series, except such as may be established by the Board of Directors.

B.   Appraisal Rights.   Holders of shares of stock shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, pursuant to a resolution approved by a majority of the directors then in office, shall determine that such rights apply with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

ARTICLE 7.    Directors.  The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A.   Management of the Corporation. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under the authority of the Board of Directors, except as conferred on or as reserved to the stockholders by law or by these Articles of Incorporation or the Bylaws of the Corporation.

B.   Number, Class and Terms of Directors; Cumulative Voting.  The Board of Directors which shall consist of not less than six (6) nor more than twelve (12) members. The number of directors of the Corporation constituting the initial Board of Directors shall be seven (7) and shall thereafter be fixed from time to time at such number as the Board of Directors may by resolution determine in accordance with the Bylaws of the Corporation, provided, however, that such number shall never be less than the minimum number of directors required by the Maryland General Corporation Law (the “MGCL”) now or hereafter in force. The Directors shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the directors in each class to hold office until their successors, if any, are elected and qualified. Each member of the Board of Directors in Class I shall hold office until the annual meeting of shareholders in 2012, each member of the Board of Directors in the Class II shall hold office until the annual meeting of shareholders in 2013 and each member of the Board of Directors in Class III shall hold office until the annual meeting of shareholders in 2014. At each annual meeting of the shareholders of the Corporation, the successors, if any, to the class of directors whose terms expire at that meeting shall be elected to hold office for terms expiring at the later of the annual meeting of shareholders held in the third year following the year of their election or the election and qualification of the successors, if any, to such class of directors.

The class and name of each initial director of the Corporation are set forth below:

Name	Next Date of Election

David Drew	2014

Kevin S. Ray	2013

Robert F. Edmunds, Jr.	2012

John J. Carson	2013

John J. Patrick, Jr., Chairman	2012

Ronald A. Bucchi	2013

Michael A. Ziebka	2014

Stockholders shall not be permitted to cumulate their votes in the election of directors.

C.   Vacancies. Any vacancies in the Board of Directors may be filled in the manner provided in the Bylaws of the Corporation.

D.   Removal.  Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof) voting together as a single class.

E.   Stockholder Proposals and Nominations of Directors.  Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE 8.    Bylaws.   The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Corporation.  Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board.  The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation.  In addition to any vote of the holders of any class or series of stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5 hereof), voting together as a single class, shall be required for the adoption, amendment or repeal of any provisions of the Bylaws of the Corporation by the stockholders.

ARTICLE 9.    Evaluation of Certain Offers.   The Board of Directors, when evaluating (i) any offer of another Person (as defined below) to (A) make a tender or exchange offer for any equity security of the Corporation, (B) merge or consolidate the Corporation with another corporation or entity, or (C) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation or (ii) any other actual or proposed transaction which would or may involve a change in control of the Corporation (whether by purchases of shares of stock or any other securities of the Corporation in the open market, or otherwise, tender offer, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of the assets of the Corporation, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of the Corporation and its stockholders and in making any recommendation to the Corporation’s stockholders, give due consideration to all relevant factors, including, but not limited to: (A) the economic effect, both immediate and long-term, upon the Corporation’s stockholders, including stockholders, if any, who do not participate in the transaction; (B) the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, the Corporation and its subsidiaries and on the communities in which the Corporation and its subsidiaries operate or are located; (C) whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of the Corporation; (D) whether a more favorable price could be obtained for the Corporation’s stock or other securities in the future; (E) the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of the Corporation and its subsidiaries; (F) the future value of the stock or any other securities of the Corporation or the other entity to be involved in the proposed transaction; (G) any antitrust or other legal and regulatory issues that are raised by the proposal; (H) the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and (I) the ability of the Corporation to fulfill its objectives as a financial institution holding company and on the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations. If the Board of Directors determines that any proposed transaction of the type described in clause (i) or (ii) of the immediately preceding sentence should be rejected, it may take any lawful action to defeat such transaction, including, but not limited to, any or all of the following: advising stockholders not to accept the proposal; instituting litigation against the party making the proposal; filing complaints with governmental and regulatory authorities; acquiring the stock or any of the securities of the Corporation; selling or otherwise issuing authorized but unissued stock, other securities or granting options or rights with respect thereto; acquiring a company to create an antitrust or other regulatory problem for the party making the proposal; and obtaining a more favorable offer from another individual or entity. This Article 9 does not create any inference concerning factors that may be considered by the Board of Directors regarding any proposed transaction of the type described in clause (i) or (ii) of the first sentence of this Article 9.

For purposes of this Article 9, a “Person” shall include an individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, a pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group or entity formed for the purpose of acquiring, holding or disposing of securities.

ARTICLE 10.    Certain Business Combinations.  Without limiting the restrictions of Section D of Article 5 above, the provisions of Sections 3-602 and 3-603 of the MGCL as in effect on January 25, 2011 (or any succeeding, substantially similar statutory provisions) regarding the prohibition of a business combination with an Interested Shareholder (as defined therein) shall apply to the Corporation and are incorporated herein by reference.

ARTICLE 11.    Consolidation, Merger, Share Exchange or Transfer of Shares.  Without limiting the restrictions of Section D of Article 5 and Article 10 above, and except as otherwise provided in the MGCL, a consolidation, merger, share exchange or transfer of shares shall be approved by the affirmative vote of the majority of the Board of Directors of the Corporation and the affirmative vote of two-thirds of all the votes entitled to be cast on the matter (after giving effect to the provisions of Section D of Article 5).

ARTICLE 12.    Indemnification, etc. of Directors and Officers

A.   Indemnification.   The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.   Procedure.   If a claim under Section A of this Article 12 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 12 or otherwise shall be on the Corporation.

C.   Non-Exclusivity.   The rights to indemnification and to the advancement of expenses conferred in this Article 12 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Articles of Incorporation, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.   Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the MGCL.

E.  Miscellaneous.   The Corporation shall not be liable for any payment under this Article 12 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 12 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

Any repeal or modification of this Article 12 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 12 is in force.

ARTICLE 13.    Limitation of Liability.   An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received; (B) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

ARTICLE 14.    Amendment of the Articles of Incorporation.   The Corporation reserves the right to amend or repeal any provision contained in these Articles in the manner prescribed by the MGCL, including any amendment altering the terms or contract rights, as expressly set forth in these Articles, of any of the Corporation’s outstanding stock by classification, reclassification or otherwise, and no stockholder approval shall be required if the approval of stockholders is not required for the proposed amendment or repeal by the MGCL, and all rights conferred upon stockholders are granted subject to this reservation.

The Board of Directors, pursuant to a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number), and without action by the stockholders, may amend these Articles to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

No proposed amendment or repeal of any provision of these Articles shall be submitted to a stockholder vote unless the Board of Directors shall have (1) approved the proposed amendment or repeal, (2) determined that it is advisable, and (3) directed that it be submitted for consideration at either an annual or special meeting of the stockholders pursuant to a resolution approved by the Board of Directors. Any proposed amendment or repeal of any provision of these Articles may be abandoned by the Board of Directors at any time before its effective time upon the adoption of a resolution approved by a majority of the Whole Board (rounded up to the nearest whole number).

The amendment or repeal of any provision of these Articles shall be approved by at least two-thirds of all votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles), except that the proposed amendment or repeal of any provision of these Articles need only be approved by the vote of a majority of all the votes entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote on the matter (after giving due effect to the provisions of Article 5 of these Articles) if the amendment or repeal of such provision is approved by the Board of Directors pursuant to a resolution approved by at least two-thirds of the Whole Board (rounded up to the nearest whole number).

Notwithstanding any other provision of these Articles or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by these Articles, the affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article 5), voting together as a single class, shall be required to amend or repeal this Article 14, Article 5, Article 6, Article 7, Article 8, Article 9, Article 10, Article 11, Article 12 and Article 13.

ARTICLE 15.    Liquidation Account.   Under regulations of the Connecticut Department of Banking, the Corporation must establish and maintain a liquidation account (the “Liquidation Account”) for the benefit of certain Eligible Account Holders and Supplemental Eligible Account Holders as defined in the Plan of Conversion. In the event of a complete liquidation involving (i) the Corporation or (ii) Farmington Bank, the Corporation must comply with the regulations of the Connecticut Department of Banking and the provisions of the Plan of Conversion with respect to the amount and priorities of each Eligible Account Holder’s and Supplemental Eligible Account Holder’s interests in the Liquidation Account. The interest of an Eligible Account Holder or Supplemental Eligible Account Holder in the Liquidation Account does not entitle such account holders to voting rights.

I, THE UNDERSIGNED, being the Chairman of the Board of Directors, do make, file and record these Amended and Restated Articles of Incorporation, do certify that the facts herein stated are true, and, accordingly, have hereto set my hand this 17th day of February, 2011.

/s/ John J. Patrick, Jr.
John J. Patrick, Jr.

Exhibit A-2

BYLAWS

OF

FIRST CONNECTICUT BANCORP, INC.

January 27, 2011

TABLE OF CONTENTS.

BYLAWS
OF
FIRST CONNECTICUT BANCORP, INC.

ARTICLE I – STOCKHOLDERS

1.           Annual Meeting. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall each year fix.  Failure to hold an annual meeting does not invalidate First Connecticut Bancorp, Inc.’s (the “Corporation”) existence or affect any otherwise valid corporate act.

2.           Special Meetings.  Special meetings of stockholders of the Corporation may be called by the Chairman, President or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the “Whole Board”).  Special meetings of the stockholders shall be called by the Corporate Secretary at the request of stockholders only on the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting.  Such written request shall state the purpose or purposes of the meeting and the matters proposed to be acted upon at the meeting, and shall be delivered at the principal office of the Corporation addressed to the President or the Corporate Secretary.  The Corporate Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of these costs to the Corporation, notify each stockholder entitled to notice of the meeting.  The Board of Directors shall have the sole power to fix (i) the record date for determining stockholders entitled to request a special meeting of stockholders and the record date for determining stockholders entitled to notice of and to vote at the special meeting and (ii) the date, time and place of the special meeting and the means of remote communication, if any, by which stockholders and proxy holders may be considered present in person and may vote at the special meeting.

3.           Notice of Meetings; Adjournment.  Not less than 10 nor more than 90 days before each stockholders’ meeting, the Corporate Secretary shall give notice of the meeting in writing or by electronic transmission to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting.  The notice shall state the time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and may vote at the meeting, and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting.  Notice is given to a stockholder when it is personally delivered to the stockholder, left at the stockholder’s residence or usual place of business, mailed to the stockholder at his or her address as it appears on the records of the Corporation, or transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions.  If the Corporation has received a request from a stockholder that notice not be sent by electronic transmission, the Corporation may not provide notice to the stockholder by electronic transmission.  Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if such person, before or after the meeting, delivers a written waiver or waiver by electronic transmission which is filed with the records of the stockholders’ meetings, or is present at the meeting in person or by proxy.

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A meeting of stockholders convened on the date for which it was called may be adjourned from time to time without further notice to a date not more than 120 days after the original record date.  At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.

As used in these Bylaws, the term “electronic transmission” shall have the meaning given to such term by Section 1-101(l) of the Maryland General Corporation Law (the “MGCL”) or any successor provision.

4.           Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy (after giving effect to the provisions of Article 5 of the Corporation’s Articles of Incorporation), shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy (after giving effect to the provisions of Article 5 of the Corporation’s Articles of Incorporation) shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

5.           Organization and Conduct of Business.  The Chairman of the Board of Directors or, in his or her absence the Lead Director or, in his or her absence, such person as may be chosen by the Board of Directors, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Corporate Secretary or Assistant Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

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6.           Advance Notice Provisions for Business to be Transacted at Annual Meetings and Elections of Directors.

(a)          At any annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) as specified in the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who: (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting; and (2) complies with the notice procedures set forth in this Section 6(a).  For business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the immediately preceding sentence, the stockholder must have given timely notice thereof in writing to the Corporate Secretary of the Corporation and such business must otherwise be a proper matter for action by stockholders.  To be timely, a stockholder’s notice must be delivered or mailed to and received by the Corporate Secretary of the Corporation at the principal executive office of the Corporation not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 60 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Corporate Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

A stockholder’s notice to the Corporate Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Notwithstanding anything in these Bylaws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 6(a).  The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 6(a) and, if he or she should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted.

At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of the meeting.

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(b)           Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation.  Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who (1) is a stockholder of record on the date such stockholder gives the notice provided for in this Section 6(b) and on the record date for the determination of stockholders entitled to vote at such meeting, and (2) complies with the notice procedures set forth in this Section 6(b).  Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Corporate Secretary of the Corporation.  To be timely, a stockholder’s notice shall be delivered or mailed to and received by the Corporate Secretary of the Corporation at the principal executive office of the Corporation not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 60 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Corporate Secretary of the Corporation not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made.

A stockholder’s notice must be in writing and set forth (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of the Corporation; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of these Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor rule or regulation and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on the Corporation’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 6(b).  The chairman of the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

(c)           For purposes of subsections (a) and (b) of this Section 6, the term “public disclosure” shall mean disclosure (i) in a press release reported by a nationally recognized news service, (ii) in a document publicly filed or furnished by the Corporation with the U.S. Securities and Exchange Commission or (iii) on a website maintained by the Corporation.  The timely notice requirements provided in subsections (a) and (b) of this Section 6 shall apply to all stockholder nominations for election as a director and all stockholder proposals for business to be conducted at an annual meeting regardless of whether such proposal is submitted for inclusion in the Corporation’s proxy materials pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act.

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7.           Proxies and Voting.  A stockholder may vote the stock the stockholder owns of record either in person or by proxy. A stockholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the stockholder or the stockholder’s authorized agent signing the writing or causing the stockholder’s signature to be affixed to the writing by any reasonable means, including facsimile signature. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as the proxy to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. The authorization may be transmitted by a telegram, cablegram, datagram, electronic mail or any other electronic or telephonic means. Unless a proxy provides otherwise, it is not valid more than 11 months after its date. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for as long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the Corporation or its assets or liabilities.

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

Unless the Articles of Incorporation of the Corporation provide for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Articles of Incorporation, all other matters shall be determined by a majority of the votes cast.

8.           Control Share Acquisition Act.  Notwithstanding any other provision of the Articles of the Corporation or these Bylaws, Title 3, Subtitle 7 of the MGCL (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This Section 9 may be repealed by a majority of the Whole Board, in whole or in part, at any time, whether before or after an acquisition of Control Shares (as defined in Section 3-701(d) of the MGCL, or any successor provision) and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent Control Share Acquisition (as defined in Section 3-701(d) of the MGCL, or any successor provision).

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9.           No Cumulative Voting.  Each holder of shares of common stock shall be entitled to one vote for each share held by such holder. No holder of such shares shall be entitled to cumulative voting for any purpose, including, but not limited to, the election of directors.

ARTICLE II - DIRECTORS

1.           Powers of Directors. The Corporation’s operations shall be under the direction of the Board of Directors. The Board of Directors is empowered to authorize the Corporation to be engaged in any activity that may be exercised or performed by the Corporation under laws of the State of Maryland, the Articles of Incorporation and these Bylaws. The Board of Directors shall be empowered to make rules and regulations essential to the performance of its duties of caring for and overseeing the property and affairs of the Corporation, to elect or appoint such officers and committees as it may deem necessary for the business of the Corporation and to prescribe their duties, to fix (or delegate to committee or executives to fix) the compensation of the directors, officers and employees of the Corporation, to declare dividends, to prescribe the rate, method of computation and time of payment of such dividends and to take or to prescribe the taking of such other action as may be necessary to the performance of its duties. The Board of Directors shall have a Lead Director who shall be an independent director in accordance with applicable stock listing rules. The powers and responsibilities of the Lead Director shall be established and modified from time to time at the discretion of the Board of Directors.

2.           Number and Election. The Board of Directors shall consist of at least six (6) directors but no more than twelve (12) directors, with the precise number of directors to be fixed, changed, and reestablished from time to time as only the Board of Directors may by resolution determine, by virtue of the Corporation’s election made hereby to be governed by Section 3-804(b) of the MGCL; provided, however, that such number shall never be less than the minimum number of directors required by the MGCL now or hereafter in force. Directors shall be elected by the stockholders at the annual meeting or at any special meeting called for the election of directors, and it shall not be a qualification of office that the directors be stockholders of the Corporation.  Each director shall hold office for the term for which he or she is elected and until his or her successor, if any, has been elected and qualified except that a Director shall cease to be in office upon his or her death, resignation, retirement, disqualification, removal, or court order decreeing that he or she is no longer a Director in office.

3.           Classification.  The Board of Directors shall be classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as reasonably practicable, with the directors in each class to hold office until their successors, if any, are elected and qualified. When the number of directors is changed, the Board of Directors shall determine the class or classes to which the increased or decreased number of directors shall be apportioned; provided that no change in the number of directors shall affect the term of any Director then in office.

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4.           Term of Office.  At each annual meeting of the stockholders of the Corporation, the directors whose terms expire at the meeting (or their successor nominees or nominees for new directorships) shall be elected to hold office for terms expiring at the later of the annual meeting of the stockholders held in the third year following the year of their election or the election and qualification of the successors, if any, to such class of directors (except to the extent re-classification pursuant to Section 3 requires a shorter term).

5.           Vacancies and Newly Created Directorships. By virtue of the Corporation’s election made hereby to be subject to Section 3-804(c) of the MGCL, any vacancies in the Board of Directors resulting from an increase in the size of the Board of Directors or the death, resignation or removal of a director may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

6.           Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

7.           Special Meetings.  Special meetings of the Board of Directors may be called by one-third (1/3) of the directors then in office (rounded up to the nearest whole number), by the Chairman of the Board or by the Lead Director, and shall be held at such place, on such date, and at such time as they, or he or she, shall fix. Notice of the place, date, and time of each such special meeting shall be given each Director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile transmission or electronic transmission of the same not less than twenty-four (24) hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.  Any special meeting of the Board of Directors may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

8.           Quorum.  At any meeting of the Board of Directors, a majority of the directors then constituting the Board of Directors shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

9.           Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

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10.           Conduct of Business; Action Without Meeting.  At any meeting of the Board of Directors, the Chairman or, in his or her absence, the Lead Director, shall preside.  Business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or in the Articles of Incorporation or as required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

11.           Qualifications.  The Board of Directors, or a committee thereof, may from time to time adopt policies or rules as to the qualifications of directors.

12.           Executive and Non-Management Sessions.  The independent directors on the Board of Directors shall meet from time to time in executive sessions in connection with regularly scheduled Board of Directors meetings. Such executive sessions shall occur at least twice each calendar year in accordance with Nasdaq Listing Rules. The term “independent directors” shall have the meaning prescribed to it in the Nasdaq Listing Rules. Non-management members of the Board of Directors may also meet from time to time in non-management sessions. Executive and non-management sessions shall be called in such manner by such person(s) as determined from time to time by the Board of Directors.

13.           Waiver of Notice. Whenever notice is required to be given with respect to any meeting of the directors, a written waiver of notice signed by the Director(s) so entitled, whether before or after the time stated therein, and filed with the Corporate Secretary, shall be equivalent to the giving of such notice. In addition, if any Director is present at any meeting of the directors, he or she shall be deemed to have waived notice of such meeting unless he or she protests the lack of notice at the commencement of the meeting.

14.           Voting.  At meetings of the Board of Directors, each director shall have one vote on each matter presented at that meeting, subject to rules regarding the votes of independent directors.

15.           Removal of Directors.  By virtue of the Corporation’s election made hereby to be subject to Section 3-804(c) of the MGCL, a director may only be removed, for cause only, by two-thirds of all of the shares of the stock entitled to vote at the meeting.

16.           Resignation and Retirement.  Any Director may resign at any time by sending a written notice of such resignation to the main office of the Corporation addressed to the Chairman of the Board of Directors, the President or the Corporate Secretary. Unless the resigning Director otherwise specifies in the notice of resignation, such resignation shall take effect upon receipt of such notice by the Chairman of the Board of Directors, the President or the Corporate Secretary.  Directors shall automatically be deemed to have retired upon attaining the age of seventy-two (72) without the need for any additional action by the Corporation or affected Director.

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17.           Committees.  The Board of Directors may, by resolution adopted by a majority of the directors, designate one or more committees, each committee to consist of three (3) or more directors elected by the Board of Directors. The Board of Directors may elect one or more directors as alternate members of any such committee, who may take the place of any absent member or members at a meeting of such committee.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise specified in the resolution of the Board of Directors designating the committee, the majority of the total number of members of the committee shall constitute a quorum for the transaction of business, and the vote of the majority of the members of the committee present at any meeting of which there is a quorum shall be the act of the committee. Each such committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

18.           Executive Committee. The Board of Directors may, by resolution adopted by a majority of the directors, designate not less than three (3) nor more than five (5) directors, consisting of at least the Chairman of the Board of Directors and the President, to constitute an Executive Committee. The Executive Committee, if any, shall meet at such times as it shall determine, and meetings shall be called by the Board of Directors or the President of the Corporation. The President of the Corporation shall serve as the Chair of the Executive Committee, if any, and shall preside over all meetings of the Executive Committee. The Executive Committee, if formed, shall have general supervision of the affairs of the Corporation to the extent not exercised by, or reserved by law to, the full Board of Directors. The Executive Committee may formulate and recommend to the Board of Directors for approval general policies regarding the management of the business and affairs of the Corporation. The designation of the Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any member of it of any responsibility imposed by law. The Board of Directors shall have the power at any time to increase or decrease the number of members of any Executive Committee, to fill vacancies on it, to remove any member of it, and to change its functions or terminate its existence.

Meetings of the Executive Committee, if any, regular or special, may be held either inside or outside the United States. Regular meetings of the Executive Committee, of which no notice shall be necessary, shall be held on such days and at such places as shall be determined by the Executive Committee. Special meetings of the Executive Committee shall be held at the call of any member of the Executive Committee upon two (2) days’ prior notice to all of the other members of the Executive Committee. Attendance of any member of the Executive Committee at any meeting of the Executive Committee shall constitute a waiver of notice of the meeting. The Executive Committee shall keep minutes of its acts and proceedings which shall be submitted to the full Board of Directors at the next succeeding meeting of the Board of Directors for approval; but failure to submit or to receive approval of such minutes shall not invalidate any action taken upon an authorization contained in them. A majority of the Executive Committee shall be necessary to constitute a quorum for the transaction of any business. The acts of a majority of the members present at a meeting at which a quorum is present shall be the acts of the Executive Committee.

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19.           Audit Committee. The Board of Directors shall, by resolution adopted by a majority of the directors, designate not less than three (3) nor more than five (5) directors to constitute an Audit Committee, all of whom shall be independent in accordance with applicable federal securities laws and stock listing rules, subject to such transition rules as may apply. At least one (1) member shall be a financial expert in accordance with applicable federal securities law and any applicable stock listing rules, or disclosure of the lack of a financial expert of the Audit Committee must be made in accordance with applicable securities disclosure rules.  The Audit Committee shall, annually, cause an audit to be made of the financial statements of the Corporation by certified public accountants selected by the Audit Committee in accordance with the Maryland General Corporation Law and federal securities laws.  The results of such audits shall be reviewed by the Audit Committee, and if deemed acceptable by the Audit Committee, shall be recommended for acceptance by the Board of Directors. The Audit Committee may perform such other functions as are customarily discharged by audit committees of similar institutions.

20.           Compensation Committee. The Board of Directors shall, by resolution adopted by a majority of the directors, designate not less than three (3) nor more than five (5) directors to constitute a Compensation Committee, all of whom shall be independent in accordance with applicable federal securities laws and stock listing rules, subject to transition rules as may apply.  The Compensation Committee shall determine executive compensation and perform such other functions as are customarily discharged by compensation committees of similar institutions.

21.           Governance and Nominating Committee. The Board of Directors shall, by resolution adopted by a majority of the directors, designate not less than three (3) nor more than five (5) directors to constitute a Governance and Nominating Committee, all of whom shall be independent in accordance with applicable federal securities laws and stock listing rules, subject to such transition rules as may apply.  The principal function of the Governance and Nominating Committee shall be to consider and recommend to the full Board of Directors nominees for directors of the Corporation. The Governance and Nominating Committee shall also be responsible for reporting and recommending from time to time to the Board of Directors matters relative to corporate governance. In lieu of this Committee, these functions can be served by the directors who are independent meeting as a group.

22.           Other Committees.  The Board of Directors may by resolution establish other committees as it may determine to be necessary or appropriate for the conduct of business of the Corporation and may prescribe the duties, constitution and procedures thereof.

23.           Compensation.  Board members may receive such reasonable compensation in the form of cash, equity or a combination thereof for their services as they may determine from time to time.  Such compensation may be in the form retainers, per meeting compensation, a combination of the foregoing or otherwise as deemed appropriate and reasonable.  Such compensation may vary depending on the role played by individual directors (e.g., chairs may receive additional compensation).

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ARTICLE III - OFFICERS

1.           Officers.  The officers shall consist of a Chairman of the Board of Directors, President and Chief Executive Officer (who may be the same person as the Chairman), Treasurer or Chief Financial Officer, Chief Accounting Officer (if different), Corporate Secretary, one or more Vice Presidents, and such other officers or assistant officers as the Board of Directors may from time to time appoint. The Board of Directors may designate one or more Vice Presidents as Executive Vice President(s) or Senior Vice President(s).  Any two or more principal offices may be held by the same person. If the Chairman is also the President and Chief Executive Officer, the Board of Directors shall also elect a Lead Director, who shall serve in accordance with such guidelines as the Board of Directors may from time to time approve.

2.           General Authority and Duties.  All officers and agents of the Corporation shall have such authority and perform such duties in the management of the Corporation as may be permitted in the Maryland General Corporation Law, provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.  In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

3.           Appointment and Term of Office. The officers shall be appointed annually by the Board of Directors at its annual organization meeting or as soon thereafter as conveniently possible or at such other times as the Board of Directors deems necessary.  Each officer shall hold office until his successor, if any, is chosen and qualified, or until his death, his resignation, his retirement or his removal, whichever event shall first occur. Notwithstanding the foregoing, each officer shall hold office at the discretion of the Board of Directors and appointment of an officer or agent shall not of itself create any contractual rights. Any officer or agent may resign at any time by giving written notice to the Board of Directors, the President or the Corporate Secretary or Assistant Corporate Secretary. The resignation shall take effect at the time specified in the notice, and, unless otherwise specified in it, acceptance of the resignation shall not be necessary to make it effective.

4.           Chairman of the Board of Directors. The Chairman of the Board of Directors shall be chosen from among the directors, shall preside at all meetings of the Board of Directors and Executive Committee, if present, and shall, in general, perform all duties incident to the office of Chairman of the Board of Directors and such other duties as may be assigned to him or her by the Board of Directors.  The Chairman of the Board of Directors and the President may be the same person.

5.           President. The President shall have active executive management of the operations of the Corporation, subject, however, to the control of the Board of Directors and the Executive Committee, and to the restrictions or limitations imposed by any applicable rules, regulations or contractual provisions. The President shall preside at all meetings of the stockholders, and of the Board of Directors when the Chairman of the Board of Directors is not present.

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6.           Corporate Secretary. The Corporate Secretary or Assistant Corporate Secretary shall keep or cause to be kept in a secure medium the minutes of the meetings of the stockholders and of the Board of Directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records; and, in general, shall perform all duties incident to the office of the Corporate Secretary or Assistant Corporate Secretary and such other duties as may be assigned to him or her by the Board of Directors or the President.

7.           Treasurer or Chief Financial Officer. The Treasurer or the Chief Financial Officer of the Corporation and shall be responsible for all monetized property of the Corporation and shall, or shall cause, the deposit and/or investment of all such funds as he/she determines to be prudent and in accordance with applicable law; and, in general, shall perform all the duties incident to the office of Treasurer or Chief Financial Officer and such other duties as may be assigned to him/her by the Board of Directors or the President.

8.           Other Officers.  Other officers, if any, shall have the powers and perform such duties incident to the respective offices that they hold and as from time to time may be prescribed by statute, these Bylaws, the Board of Directors and the President.

ARTICLE IV - LIABILITY LIMITATION AND INDEMNIFICATION

1.           Limitation of Liability. The liability of directors shall be limited as provided in the Articles of Incorporation of the Corporation.

2.           Indemnification. The Corporation shall indemnify its directors, officers, employees and agents as provided in the Articles of Incorporation of the Corporation.

3.           Non-exclusivity. The foregoing rights of indemnification shall in no way be exclusive of any other rights of indemnification to which any person may be entitled and shall inure to the benefit of the heirs, executors and administrators of such person. Any such right of indemnification shall be consistent with the laws of the State of Maryland.

ARTICLE V – STOCK

1.           Certificates. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under the Maryland General Corporation Law, and shall be entered into the books of the Corporation and registered as they are issued. Any registered stockholder shall be entitled to a physical stock certificate upon written request to the transfer agent or registrar of the Corporation.  In the case of certificated shares, certificates representing shares of capital stock of the Corporation shall be in such form as shall be determined by the Board of Directors and permitted by law.   Any certificates representing shares of stock shall be signed by, or in the name of the Corporation by, the Chairman of the Board, or the President or a Vice President, and by the Corporate Secretary or an Assistant Corporate Secretary, or the Chief Financial Officer, Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her. Any or all of the signatures on the certificate may be by facsimile.

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2.           Transfer. Subject to the restrictions on transfer and ownership of securities, and unless otherwise provided by the Board of Directors, transfers of stock, if such stock is certificated, shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 3 of Article VI of these Bylaws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate or uncertificated shares are issued therefor. All surrendered certificates properly endorsed shall be marked “cancelled” with the date of cancellation and a notation of cancellation shall be made in the stockholder book. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, the Corporation shall cancel the uncertificated shares and issue new equivalent uncertificated shares or certificated shares to the stockholder entitled thereto. Such transfers of stock shall be recorded on the books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Any or all of the signatures required by this Section may be made by facsimile.

3.           Lost Certificates. The Corporation may issue a new certificate of stock in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require a stockholder, in such case, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction or any such certificate or the issuance of any such new certificate.

4.           Endorsement of Stock Certificates. Subject always to the specific directions of the Board of Directors or the Executive Committee, any shares of stock issued by any corporation and owned by the Corporation (including reacquired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the President or such other officer as may designated by the Corporation, and his or her signature shall be attested by the signature of the Corporate Secretary or Assistant Corporate Secretary.  Electronic and facsimile signatures are permitted to be used in the endorsement of stock certificates.

5.          Stock Ledger.   The Corporation shall maintain a stock ledger which contains the name and address of each stockholder and the number of shares of stock of each class which the stockholder holds.  The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.  The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock or, if none, at the principal executive office of the Corporation.

ARTICLE VI – MISCELLANEOUS

1.          Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

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2.          Books and Records.   The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any committee when exercising any of the powers of the Board of Directors.  The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes               shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Corporation.

3.          Reliance upon Books, Reports and Records.  Each director, each member of any committee designated by the Board of Directors, and each officer and agent of the Corporation shall, in the performance of his or her duties, in addition to any protections conferred upon him or her by law, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director, committee member, officer or agent reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

4.          Fiscal Year.  The fiscal year of the Corporation shall be as fixed by the Board of Directors.

5.          Time Periods.  In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

6.        Contracts and Agreements.  To the extent permitted by applicable law, and except as otherwise prescribed by the Articles of Incorporation or these Bylaws, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation.  Such authority may be general or confined to specific instances.  A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

ARTICLE VII - AMENDMENTS

These Bylaws may be adopted, amended or repealed as provided in the Articles of Incorporation of the Corporation.

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The Undersigned hereby certifies that these Bylaws have been adopted by a majority or more of the Directors of First Connecticut Bancorp, Inc. this 27th day of January, 2011.

/s/ Brenda O. Kowalski
Brenda O. Kowalski, Corporate Secretary

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